Exhibit 99.2

PART I. FINANCIAL INFORMATION

ITEM 1.                                                Financial Statements

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Investments at fair value
Non-Control/Non-Affiliate investments (cost of $1,912 and $2,368, respectively)	$1,760	$2,097
Affiliate investments (cost of $0 and $35, respectively)	10	77
Control investments (cost of $1,748 and $2,502, respectively)	1,524	2,824
Total investments at fair value (cost of $3,660 and $4,905, respectively)	3,294	4,998
Cash and cash equivalents	1,025	483
Restricted cash and cash equivalents	32	46
Interest and dividend receivable	15	48
Deferred tax asset, net	256	198
Trade date settlement receivable	—	373
Other	78	94
Total assets	$4,700	$6,240
Liabilities and Shareholders’ Equity
Debt ($0 and $204 due within one year, respectively), net	$—	$1,253
Other	124	165
Total liabilities	124	1,418
Commitments and contingencies (Note 11)
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 216.0 and 247.3 issued and 213.8 and 242.6 outstanding, respectively	2	2
Capital in excess of par value	5,412	5,847
Cumulative translation adjustment, net of tax	(95)	(101)
Distributions in excess of net realized earnings	(443)	(879)
Net unrealized depreciation of investments	(300)	(47)
Total shareholders’ equity	4,576	4,822
Total liabilities and shareholders’ equity	$4,700	$6,240
Net Asset Value Per Common Share Outstanding	$21.40	$19.88

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Revenue
Interest and dividend income
Non-Control/Non-Affiliate investments	$61	$80	$173	$243
Affiliate investments	—	1	1	1
Control investments	25	84	182	210
Total interest and dividend income	86	165	356	454
Fee income
Non-Control/Non-Affiliate investments	2	1	11	6
Control investments	6	10	31	38
Total fee income	8	11	42	44
Total operating revenue	94	176	398	498
Operating Expenses
Interest	5	21	35	58
Salaries, benefits and stock-based compensation	24	31	85	103
European Capital management fees	2	3	6	11
General and administrative	11	13	55	43
Total operating expenses	42	68	181	215
Net Operating Income Before Income Taxes	52	108	217	283
Tax provision	(18)	(33)	(63)	(91)
Net Operating Income	34	75	154	192
Loss on extinguishment of debt, net of tax	(7)	—	(7)	—
Net realized gain (loss)
Non-Control/Non-Affiliate investments	(4)	(1)	(3)	(239)
Affiliate investments	—	—	45	—
Control investments	330	(67)	392	(319)
Foreign currency transactions	—	(10)	(4)	(9)
Derivative agreements and other	—	(2)	(17)	(4)
Tax (provision) benefit	(156)	23	(140)	78
Total net realized gain (loss)	170	(57)	273	(493)
Net unrealized appreciation (depreciation)
Portfolio company investments	(226)	(60)	(463)	309
Foreign currency translation	(8)	(2)	(27)	30
Derivative agreements and other	(4)	1	3	72
Tax benefit (provision)	182	6	234	(70)
Total net unrealized (depreciation) appreciation	(56)	(55)	(253)	341
Total net gain (loss)	114	(112)	20	(152)
Net Increase (Decrease) in Net Assets Resulting from Operations (“Net Earnings (Loss)”)	$141	$(37)	$167	$40

Net Operating Income Per Common Share
Basic	$0.16	$0.28	$0.69	$0.71
Diluted	$0.15	$0.28	$0.67	$0.68
Net Earnings (Loss) Per Common Share
Basic	$0.66	$(0.14)	$0.75	$0.15
Diluted	$0.63	$(0.14)	$0.73	$0.14
Weighted Average Shares of Common Stock Outstanding
Basic	214.9	267.7	222.2	270.4
Diluted	225.1	267.7	228.9	281.2

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net earnings (loss)	$141	$(37)	$167	$40
Other comprehensive income (loss):
Cumulative translation adjustment, net of tax of $0, $2, $0 and $(15), respectively	3	7	6	(71)
Comprehensive income (loss)	$144	$(30)	$173	$(31)

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30,
	2016	2015
Operations
Net operating income	$154	$192
Loss on extinguishment of debt, net of tax	(7)	—
Net realized gain (loss), net of tax	273	(493)
Net unrealized (depreciation) appreciation, net of tax	(253)	341
Net earnings	167	40
Capital Share Transactions
Proceeds from issuance of common stock upon exercise of stock options	28	61
Repurchase of common stock	(477)	(227)
Stock-based compensation	14	26
Cumulative translation adjustment, net of tax	6	(71)
Other	16	6
Net decrease in net assets resulting from capital share transactions	(413)	(205)
Total decrease in net assets	(246)	(165)
Net assets at beginning of period	4,822	5,472
Net assets at end of period	$4,576	$5,307

Net asset value per common share outstanding	$21.40	$20.44
Common shares outstanding at end of period	213.8	259.6

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net earnings	$167	$40
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net unrealized depreciation (appreciation) of investments	487	(411)
Net realized (gain) loss on investments	(413)	571
Loss on extinguishment of debt	12	—
Effects on exchange rate changes on assets and liabilities denominated in foreign currencies	(2)	3
Accrued PIK interest and dividends on investments	(66)	(86)
Stock-based compensation	14	20
Decrease (increase) in interest and dividend receivable	32	(7)
(Increase) decrease in deferred tax asset, net	(58)	81
Decrease (increase) in other assets	16	(11)
Decrease in other liabilities	(26)	(13)
Payment of long term incentive plan liability	(12)	(46)
Other	24	4
Net cash provided by operating activities	175	145
Investing Activities
Purchases and originations of investments	(347)	(2,733)
Repayments from (fundings on) portfolio company revolving credit facility investments, net	1	(4)
Principal repayments on debt investments	510	580
Proceeds from loan syndications and loan sales	644	335
Payment of accrued PIK notes and dividend and accreted original issue discounts	158	38
Proceeds from equity investments	1,114	360
Decrease in cash collateral on total return swaps	—	100
Other	(3)	—
Net cash provided by (used in) investing activities	2,077	(1,324)
Financing Activities
(Payments on) proceeds from revolving credit facilities, net	(472)	1,086
Payments on secured borrowings	(441)	(138)
Payments on unsecured borrowings	(356)	—
Decrease (increase) in debt service escrows	1	(26)
Proceeds from issuance of common stock upon exercise of stock options	28	61
Repurchase of common stock	(477)	(227)
Other	7	3
Net cash (used in) provided by financing activities	(1,710)	759
Effect of currency rate changes on cash and cash equivalents	—	(12)
Net increase (decrease) in cash and cash equivalents	542	(420)
Cash and cash equivalents at beginning of period	483	676
Cash and cash equivalents at end of period	$1,025	$244

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30,
	2016	2015
Per Share Data
Net asset value at beginning of the period	$19.88	$20.50
Net operating income(1)	0.69	0.71
Loss on extinguishment of debt, net of tax(1)	(0.03)	—
Net realized gain (loss), net of tax(1)	1.23	(1.82)
Net unrealized (depreciation) appreciation, net of tax(1)	(1.14)	1.26
Net earnings(1)	0.75	0.15
Issuance of common stock from stock compensation plans	(0.08)	(0.39)
Repurchase of common stock	0.90	0.37
Cumulative translation adjustment, net of tax	0.03	(0.27)
Other, net(2)	(0.08)	0.08
Net asset value at end of period	$21.40	$20.44
Ratio/Supplemental Data
Per share market value at end of period	$16.91	$12.16
Total investment return (loss)(3)	22.63%	(16.77)%
Shares of common stock outstanding at end of period	213.8	259.6
Net assets at end of period	$4,576	$5,307
Average net assets(4)	$4,574	$5,415
Average debt outstanding(5)	$720	$2,124
Average debt outstanding per common share(1)	$3.24	$7.86
Portfolio turnover rate(6)	11.29%	26.58%
Ratio of operating expenses to average net assets(6)	5.29%	5.31%
Ratio of operating expenses, net of interest expense, to average net assets(6)	4.26%	3.88%
Ratio of interest expense to average net assets(6)	1.02%	1.43%
Ratio of net operating income to average net assets(6)	4.50%	4.74%

(1)                                 Weighted average basic per share data.

(2)                                 Represents the impact of (i) the other components in the changes in net assets, including other capital transactions such as the purchase of common stock held in deferred compensation trusts, stock-based compensation, income tax deductions related to the exercise of stock options and distribution of stock awards in excess of U.S. GAAP expense credited to additional paid-in capital and (ii) the different share amounts used in calculating per share data as a result of calculating certain per share data based upon the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end.

(3)                                 Total investment return is based on the change in the market value of our common stock taking into account dividends, if any, reinvested in accordance with the terms of our dividend reinvestment plan. The total investment return has not been annualized.

(4)                                 Based on the quarterly average of net assets as of the beginning and end of each period presented.

(5)                                 Based on a daily weighted average balance of debt outstanding, excluding deferred financing costs and discounts, during the period.

(6)                                 Ratios are annualized.

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS

September 30, 2016

(unaudited)

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
AMERICAN CAPITAL NON-CONTROL / NON-AFFILIATE INVESTMENTS
AmWINS Group, LLC	Insurance	Second Lien Senior Debt	9.5%	N/A	9/20		$46.0	$45.1	$46.7
BeyondTrust Software, Inc.	Software	First Lien Senior Debt	8.0%	N/A	9/19		29.6	29.6	28.7
BluePay Processing, LLC	Consumer Finance	Second Lien Senior Debt	9.5%	N/A	8/22		32.8	32.8	32.8
Blue Wolf Capital Fund II, L.P.(6)	Capital Markets	Limited Partnership Interest(4)						7.9	8.0
BRG Sports, Inc.	Leisure Products	Redeemable Preferred Stock(4)				2,009		2.4	1.9
		Common Units(4)				6,566,655		0.7	—
								3.1	1.9
Cast & Crew Payroll, LLC	Commercial Services & Supplies	Second Lien Senior Debt	8.8%	N/A	8/23		36.0	35.8	34.1
Chariot Acquisition, LLC	Distributors	First Lien Senior Debt	7.3%	N/A	9/21		29.7	29.4	29.4
Compusearch Software Systems, Inc.	Software	Second Lien Senior Debt	9.8%	N/A	11/21		51.0	51.0	51.0
Convergint Technologies, LLC	Commercial Services & Supplies	Second Lien Senior Debt	9.0%	N/A	12/17-12/20		94.0	94.0	94.0
CPI Buyer, LLC	Trading Companies & Distributors	Second Lien Senior Debt	8.5%	N/A	8/22		25.0	24.7	23.7
Datapipe, Inc.	IT Services	Second Lien Senior Debt	9.0%	N/A	9/19		29.5	29.2	29.1
DiversiTech Corporation	Building Products	Second Lien Senior Debt	9.0%	N/A	11/22		9.5	9.4	9.4
Electronic Warfare Associates, Inc.	IT Services	First Lien Senior Debt	13.0%	N/A	2/19		15.0	15.0	15.3
		Common Stock Warrants(4)			2/25	863,887		0.8	0.9
								15.8	16.2
Flexera Software LLC	Software	Second Lien Senior Debt	8.0%	N/A	4/21		5.0	5.0	4.9
FXI Holdings, Inc.	Household Durables	Common Stock(4)				3,163		—	0.6
Galls, LLC	Specialty Retail	Second Lien Senior Debt	9.0%	N/A	6/17-8/21		40.3	40.3	40.3
The Gordian Group, Inc.	Internet Software & Services	First Lien Senior Debt	5.8%	N/A	7/19		40.0	40.0	39.2
GTCR Valor Companies, Inc.(6)	Software	Second Lien Senior Debt	10.5%	N/A	6/24		100.0	97.3	95.5
Hyland Software, Inc.	Software	Second Lien Senior Debt	8.3%	N/A	7/23		10.0	10.0	10.1
Industrial Container Services, LLC	Containers & Packaging	First Lien Senior Debt	6.8%	N/A	12/18		49.5	49.5	49.5
		Second Lien Senior Debt	10.2%	N/A	12/19		10.0	9.9	9.9
								59.4	59.4
Infogix Parent Corporation	IT Services	First Lien Senior Debt	7.8%	N/A	12/21		90.0	88.4	90.0
		Redeemable Preferred Stock				2,475		2.7	2.7
		Common Stock(4)				1,297,768		—	1.0
								91.1	93.7
Inmar, Inc.	Commercial Services & Supplies	Second Lien Senior Debt	8.0%	N/A	1/22		20.0	19.9	18.5
iParadigms Holdings, LLC	Internet Software & Services	Second Lien Senior Debt	8.3%	N/A	7/22		39.5	39.3	38.8
Iron Bow Technologies, LLC	Electronic Equipment, Instruments & Components	Second Lien Senior Debt	10.5%	2.8%	2/21		15.3	15.3	15.3
Jazz Acquisition, Inc.	Aerospace & Defense	Second Lien Senior Debt	7.8%	N/A	6/22		25.0	24.9	21.0
Kele Holdco, Inc.	Trading Companies & Distributors	First Lien Senior Debt	7.0%	N/A	10/20-10/22		70.7	70.7	70.7
		Common Stock(4)				30,000		3.0	3.0
								73.7	73.7
LTG Acquisition, Inc.	Communications Equipment	Common Stock(4)				5,000		5.0	4.8
Mitchell International, Inc.	Software	Second Lien Senior Debt	8.5%	N/A	10/21		17.0	17.0	16.7
Novetta Solutions, LLC	IT Services	First Lien Senior Debt	6.0%	N/A	10/22		12.9	12.8	12.4
		Second Lien Senior Debt	9.5%	N/A	10/23		31.0	30.7	28.8
								43.5	41.2
Osmose Utility Services, Inc.	Commercial Services & Supplies	Second Lien Senior Debt	8.8%	N/A	8/23		34.0	33.7	33.8
Park Place Technologies, LLC	IT Services	Second Lien Senior Debt	10.0%	N/A	12/22		41.5	41.5	41.5
Parmenter Woodland Park Plaza, LLC	Real Estate	First Lien Senior Debt	5.4%	N/A	9/18		17.8	17.8	14.2

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

September 30, 2016

(unaudited)

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Project Silverback Holdings Corp.	IT Services	First Lien Senior Debt	6.5%	N/A	7/20		23.9	23.7	23.9
		Convertible Preferred Stock				743		0.9	0.9
		Common Stock(4)				308,224		—	0.4
								24.6	25.2
Qualium I(6)	Capital Markets	Common Stock(4)				249,414		6.5	6.3
Ranpak Corp.	Containers & Packaging	Second Lien Senior Debt	8.3%	N/A	10/22		25.0	25.0	24.0
Severin Acquisition, LLC	Software	Second Lien Senior Debt	9.9%	N/A	7/22		32.7	32.2	33.0
Systems Maintenance Services Holding, Inc.	IT Services	Second Lien Senior Debt	9.3%	N/A	10/20		35.0	34.8	34.8
TA THI Parent, Inc.	Auto Components	Second Lien Senior Debt	9.8%	N/A	1/21		41.5	41.0	42.3
		Convertible Preferred Stock(4)				25,000		2.5	4.9
								43.5	47.2
Teasdale Foods, Inc.	Food & Staples Retailing	Second Lien Senior Debt	10.2%	N/A	10/21		52.8	52.8	51.7
Tyden Cayman Holdings Corp.(6)	Electronic Equipment, Instruments & Components	Convertible Preferred Stock(4)				46,276		0.1	0.1
		Common Stock				5,521,203		5.5	4.5
								5.6	4.6
W3 Co.	Commercial Services & Supplies	Second Lien Senior Debt(5)	9.3%	N/A	9/20		8.9	8.6	3.7
WP CPP Holdings, LLC	Aerospace & Defense	Second Lien Senior Debt	8.8%	N/A	4/21		19.7	19.6	17.9

EUROPEAN CAPITAL NON-CONTROL / NON-AFFILIATE INVESTMENTS
Modacin France S.A.S.(6)	Specialty Retail	Mezzanine Debt(5)	—%	4.0%	11/19		23.0	11.6	—
Zodiac Marine and Pool S.A.(6)	Marine	Second Lien Senior Debt(5)	—%	4.0%	3/17		37.7	25.5	28.0
		Mezzanine Debt(5)	—%	8.9%	9/17		81.2	38.9	46.5
								64.4	74.5

AMERICAN CAPITAL CLO INVESTMENTS
ACAS CLO 2007-1, Ltd.(6)		Secured Notes			4/21		8.5	8.5	8.4
		Subordinated Notes			4/21		25.9	15.8	11.1
								24.3	19.5
Apidos CLO XVIII, Ltd.(6)		Subordinated Notes			7/26		39.4	30.8	23.1
Apidos CLO XXI(6)		Subordinated Notes			6/27		12.4	10.4	10.5
Ares IIIR/IVR CLO Ltd.(6)		Subordinated Notes			4/21		20.0	12.0	4.3
Babson CLO Ltd. 2006-II(6)		Income Notes(4)			10/20		15.0	2.7	—
Babson CLO Ltd. 2013-II(6)		Income Notes			1/25		5.0	3.5	2.8
Babson CLO Ltd. 2014-I(6)		Subordinated Notes			7/25		8.5	5.9	4.2
Babson CLO Ltd. 2014-II(6)		Subordinated Notes			9/26		25.0	18.6	10.9
Blue Hill CLO, Ltd.(6)		Subordinated Notes			1/26		23.1	16.6	7.6
Carlyle Global Market Strategies CLO 2013-3, Ltd.(6)		Subordinated Notes			7/25		5.0	3.2	2.8
Carlyle Global Market Strategies CLO 2015-3, Ltd.(6)		Subordinated Notes			7/28		28.2	23.7	23.2
Cent CDO 12 Limited(6)		Income Notes			11/20		26.4	15.1	27.8
Cent CLO 22 Limited(6)		Subordinated Notes			11/26		45.4	34.8	20.1
Cent CLO 24 Limited(6)		Subordinated Notes			10/26		28.0	23.7	20.5
Centurion CDO 8 Limited(6)		Subordinated Notes(4)			3/17		5.0	0.2	—
CoLTs 2005-1 Ltd.(6)		Preference Shares(4)			12/16	360		1.6	—
CoLTs 2005-2 Ltd.(6)		Preference Shares(4)			12/18	34,170,000		10.7	0.3
CREST Exeter Street Solar 2004-1(6)		Preferred Securities(4)			6/39	3,500,000		3.2	—
Dryden 40 Senior Loan Fund(6)		Subordinated Notes			8/28		9.5	8.0	7.8
Eaton Vance CDO X plc(6)		Secured Subordinated Notes			2/27		15.0	11.1	5.4

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

September 30, 2016

(unaudited)

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Flagship CLO V(6)		Subordinated Securities(4)			9/19	15,000		6.2	—
GoldenTree Loan Opportunities VII, Limited(6)		Subordinated Notes			4/25		35.3	28.8	23.5
Halcyon Loan Advisors Funding 2014-1 Ltd.(6)		Subordinated Notes			2/26		1.3	0.9	0.4
Halcyon Loan Advisors Funding 2015-2, Ltd.(6)		Subordinated Notes			7/27		21.7	18.2	14.8
Herbert Park B.V.(6)		Subordinated Notes			10/26		25.3	26.4	20.6
LightPoint CLO VII, Ltd.(6)		Subordinated Notes			5/21		9.0	2.6	1.0
Madison Park Funding XII, Ltd.(6)		Subordinated Notes			7/26		10.0	7.9	7.3
Madison Park Funding XIII, Ltd.(6)		Subordinated Notes			1/25		30.9	23.5	21.2
NYLIM Flatiron CLO 2006-1 LTD.(6)		Subordinated Securities			8/20	10,000		2.7	1.4
Och Ziff Loan Management XIII, Ltd.(6)		Subordinated Notes			7/27		15.0	12.9	12.6
Octagon Investment Partners XVIII, Ltd.(6)		Subordinated Notes			12/24		16.4	11.5	8.3
Octagon Investment Partners XIX, Ltd.(6)		Subordinated Notes			4/26		25.0	16.8	13.1
OHA Credit Partners XI, Ltd.(6)		Subordinated Notes			10/28		33.5	29.9	28.2
Sapphire Valley CDO I, Ltd.(6)		Subordinated Notes			12/22		14.0	8.4	—
THL Credit Wind River 2014-2 CLO Ltd.(6)		Income Notes			7/26		15.0	9.3	7.9
Vitesse CLO, Ltd.(6)		Preferred Securities(4)			8/20	20,000,000		11.9	—
Voya CLO 2014-4, Ltd.(6)		Subordinated Notes			10/26		26.7	21.8	17.8
Subtotal Non-Control / Non-Affiliate Investments (54% of total investments at fair value)								$1,911.5	$1,760.0

AMERICAN CAPITAL AFFILIATE INVESTMENTS
Primrose Holding Corporation	Diversified Consumer Services	Common Stock(4)				7,227		$—	$10.2
Subtotal Affiliate Investments (less than 1% of total investments at fair value)								$—	$10.2

AMERICAN CAPITAL CONTROL INVESTMENTS
ACAS Real Estate Holdings Corporation	Real Estate	Common Stock				100%		$2.3	$2.7
Alcami Holdings LLC	Life Sciences Tools & Services	First Lien Senior Debt	6.5%	N/A	3/17-10/20		$110.6	109.8	110.6
		Mezzanine Debt	6.9%	6.4%	10/20		147.6	146.7	147.6
		Redeemable Preferred Stock(4)				84,936		61.0	12.8
								317.5	271.0
American Capital Asset Management, LLC	Capital Markets	Common Membership Interest				100%		432.0	440.4
American Driveline Systems, Inc.	Diversified Consumer Services	Mezzanine Debt(5)	N/A	11.0%	3/21		51.7	45.0	42.7
		Redeemable Preferred Stock(4)				7,121		83.5	—
		Common Stock(4)				289,215		18.2	—
								146.7	42.7
FAMS Acquisition, Inc.	Diversified Financial Services	Mezzanine Debt	12.0%	2.0%	1/16		13.0	13.0	10.9
		Mezzanine Debt(5)	12.5%	3.0%	1/16		26.6	13.3	5.7
								26.3	16.6
FPI Holding Corporation	Food Products	First Lien Senior Debt(5)	N/A	20.0%	11/16		0.5	0.4	—
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	First Lien Senior Debt	6.3%	N/A	1/17		5.7	5.7	5.7
		Convertible Preferred Stock(4)				4,000		1.0	0.9
		Common Stock(4)				100%		12.6	—
								19.3	6.6
Halex Holdings, Inc.	Construction Materials	Second Lien Senior Debt(5)	8.5%	N/A	1/18		15.4	15.4	15.4
		Common Stock(4)				51,853		9.3	21.1
								24.7	36.5
HALT Medical, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt(5)	N/A	22.0%	12/16		122.6	74.0	10.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

September 30, 2016

(unaudited)

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Hard 8 Games, LLC	Hotels, Restaurants & Leisure	First Lien Convertible Senior Debt	N/A	7.2%	12/16		64.4	64.4	64.4
		Membership Units(4)				2		24.0	12.8
								88.4	77.2
LLSC Holdings Corporation	Personal Products	Convertible Preferred Stock(4)				9,000		10.8	17.7
Montgomery Lane, LLC(6)	Diversified Financial Services	Common Membership Units(4)				100		—	3.8
NECCO Holdings, Inc.	Food Products	First Lien Senior Debt(5)	6.5%	N/A	11/17		19.3	15.4	8.8
		Second Lien Senior Debt(5)	N/A	18.0%	11/17		8.8	2.7	—
		Common Stock(4)				860,189		0.1	—
								18.2	8.8
NECCO Realty Investments, LLC	Real Estate	First Lien Senior Debt(5)	2.7%	11.3%	12/17		82.6	32.8	26.3
		Common Membership Units(4)				7,450		4.9	—
								37.7	26.3
RD Holdco Inc.	Household Durables	Second Lien Senior Debt	11.3%	N/A	12/18		16.9	15.7	16.6
		Common Stock(4)				458,596		23.6	24.9
		Common Stock Warrants(4)			12/23	56,372		2.9	—
								42.2	41.5
Scanner Holdings Corporation	Technology Hardware, Storage & Peripherals	Mezzanine Debt	14.0%	N/A	6/22		16.6	16.6	16.2
		Convertible Preferred Stock(4)				66,424,135		8.7	—
		Common Stock(4)				167,387		0.1	—
								25.4	16.2
Soil Safe Acquisition Corp.	Professional Services	First Lien Senior Debt	8.0%	N/A	1/18-12/18		18.9	18.9	18.9
		Second Lien Senior Debt	10.8%	N/A	7/19		12.7	12.7	12.7
		Mezzanine Debt	N/A	16.2%	12/19		81.7	81.6	81.7
		Common Stock(4)				810		9.0	11.6
								122.2	124.9

EUROPEAN CAPITAL CONTROL INVESTMENTS
Bellotto Holdings Limited(6)	Household Durables	Redeemable Preferred Stock				7,300,610	2.2	40.1	41.7
		Common Stock(4)				2,697,010		83.5	124.8
								123.6	166.5
Blue Topco GmbH(6)	Commercial Services & Supplies	First Lien Senior Debt	4.0%	1.0%	6/19		2.4	2.4	2.4
		Mezzanine Debt(5)	N/A	3.2%	6/19		14.0	7.2	9.3
		Redeemable Preferred Stock(4)					—	—	0.1
		Common Stock(4)				2,432,750		—	2.5
								9.6	14.3
Columbo TopCo Limited(6)	Commercial Services & Supplies	Redeemable Preferred Stock(4)				34,028,135	26.4	70.6	42.6
European Capital Private Debt LP(6)	Diversified Financial Services	Partnership Interest				1,650		110.7	115.2
European Capital UK SME Debt LP(6)	Diversified Financial Services	Partnership Interest				500		19.9	20.1
Miles 33 Limited(6)	Software	First Lien Senior Debt	3.8%	1.3%	12/17-9/18		6.7	6.7	6.7
		Mezzanine Debt	4.8%	5.0%	9/21		15.9	15.9	14.1
		Redeemable Preferred Stock(4)					1.2	1.2	0.6
								23.8	21.4

AMERICAN CAPITAL CONTROL CLO INVESTMENT
ACAS Wachovia Investments, L.P.(6)	Diversified Financial Services	Partnership Interest(4)				90%		1.9	0.5
Subtotal Control Investments (46% of total investments at fair value)								$1,748.2	$1,523.5
Total Investment Assets								$3,659.7	$3,293.7

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

September 30, 2016

(unaudited)

(in millions, except share data)

Funds	Cost	Fair Value
MONEY MARKET FUNDS(3)
JPMorgan Prime Money Market Fund Capital Class	$150.3	$150.3
BlackRock Cash Funds Prime Institutional Shares	74.7	74.7
Fidelity Institutional Money Market Prime Money Market Portfolio - Institutional CL	74.2	74.2
Goldman Sachs Financial Square Government Fund FST Shares	74.2	74.2
Wells Fargo Heritage Money Market Fund	74.2	74.2
BlackRock Liquidity TempFund	74.1	74.1
JPMorgan Prime Money Market Fund Institutional Class	74.0	74.0
JPMorgan U.S. Government Money Market Fund Capital Shares	30.0	30.0
JPMorgan U.S. Government Money Market Fund Institutional Class	30.0	30.0
JPMorgan U.S. Treasury Plus Money Market Fund Institutional Class	20.0	20.0
Dreyfus Treasury Securities Cash Management Institutional Shares	20.0	20.0
Total Money Market Funds	$695.7	$695.7

(1)                                 Certain of the securities are issued by affiliate(s) of the listed portfolio company.

(2)                                 Interest rates represent the weighted average annual stated interest rate on loans and debt securities in effect on the date presented, which are presented by the nature of indebtedness by a single issuer. Some loans and debt securities bear interest at variable rates, primarily the three-month London Interbank Offered Rate (“LIBOR”), with interest rate floors. Payment-in-kind interest (“PIK”) represents contractually deferred interest that is typically compounded into the principal balance of the loan or debt security, if not paid on a current basis. PIK interest may be prepaid by the portfolio company’s election, but generally is paid upon a change of control transaction or maturity. The maturity date represents the latest date in which the loan or debt security is scheduled to terminate. The expiration date represents the date the warrants expire.

(3)                                 Included in cash and cash equivalents and restricted cash and cash equivalents on our consolidated balance sheets.

(4)                                 Some or all of the securities are non-income producing.

(5)                                 Loan is on non-accrual status and therefore considered non-income producing.

(6)                                 Investments that are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. As of September 30, 2016, non-qualifying assets were approximately $0.9 billion, or 21% of net assets.

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
AMERICAN CAPITAL NON-CONTROL / NON-AFFILIATE INVESTMENTS
2 TransAm LLC(7)	Real Estate	First Lien Senior Debt(6)	5.4%	N/A	1/18		$6.1	$6.1	$6.1
AmWINS Group, LLC	Insurance	Second Lien Senior Debt(6)	9.5%	N/A	9/20		46.0	45.0	45.7
Bensussen Deutsch & Associates, LLC	Distributors	Second Lien Senior Debt(6)	12.0%	2.0%	9/19		44.0	42.0	44.8
		Common Stock(4)				1,224,089		2.2	12.9
								44.2	57.7
BeyondTrust Software, Inc.	Software	First Lien Senior Debt(6)	8.0%	N/A	9/19		31.9	31.9	31.9
Blue Wolf Capital Fund II, L.P.(7)	Capital Markets	Limited Partnership Interest(4)						9.0	8.0
BRG Sports, Inc.	Leisure Products	Redeemable Preferred Stock(4)				2,009		2.5	3.0
		Common Units(4)				6,566,655		0.7	—
								3.2	3.0
Buena Vida CRP 17, LP	Real Estate	First Lien Senior Debt(6)	5.5%	N/A	10/18		3.8	3.8	3.8
CAMP International Holding Company	Transportation Infrastructure	Second Lien Senior Debt(6)	8.3%	N/A	11/19		15.0	15.0	14.6
Cast & Crew Payroll, LLC	Commercial Services & Supplies	Second Lien Senior Debt(6)	8.8%	N/A	8/23		36.0	35.7	35.5
CGSC of Delaware Holdings Corporation(7)	Insurance	Second Lien Senior Debt(6)	8.3%	N/A	10/20		2.0	2.0	1.9
Chariot Acquisition, LLC	Distributors	First Lien Senior Debt(6)	7.3%	N/A	9/21		29.9	29.6	29.6
Compusearch Software Systems, Inc.	Software	Second Lien Senior Debt(6)	9.8%	N/A	11/21		51.0	51.0	51.0
Convergint Technologies, LLC	Commercial Services & Supplies	Second Lien Senior Debt(6)	9.0%	N/A	12/17-12/20		94.0	94.0	94.0
CPI Buyer, LLC	Trading Companies & Distributors	Second Lien Senior Debt(6)	8.5%	N/A	8/22		25.0	24.7	23.7
Crossroads Equity Holdings LLC	Real Estate	First Lien Senior Debt(6)	5.7%	N/A	6/18		3.2	3.2	3.2
Datapipe, Inc.	IT Services	Second Lien Senior Debt(6)	8.5%	N/A	9/19		29.5	29.1	28.8
Delsey Holding S.A.S.(7)	Textiles, Apparel & Luxury Goods	Mezzanine Debt(6)	N/A	13.5%	7/21		1.4	1.4	0.9
Denver II Hospitality, LLC	Real Estate	First Lien Senior Debt(6)	5.2%	N/A	7/18		12.0	12.0	12.0
DiversiTech Corporation	Building Products	Second Lien Senior Debt(6)	9.0%	N/A	11/22		9.5	9.4	9.4
Electronic Warfare Associates, Inc.	IT Services	First Lien Senior Debt(6)	13.0%	N/A	2/19		15.0	15.0	15.0
		Common Stock Warrants(4)(6)			2/25	863,887		0.8	0.8
								15.8	15.8
Exchange South Owner, LLC(7)	Real Estate	First Lien Senior Debt(6)	5.5%	N/A	1/18		8.6	8.6	8.6
Financière OFIC S.A.S.(7)	Building Products	Warrants(4)			6/19	3,047,200		—	2.8
Flexera Software LLC	Software	Second Lien Senior Debt(6)	8.0%	N/A	4/21		5.0	5.0	4.7
FXI Holdings, Inc.	Household Durables	Common Stock(4)				3,163		—	0.6
Galls, LLC	Specialty Retail	Second Lien Senior Debt(6)	9.5%	N/A	6/17-8/21		26.0	26.0	26.0
The Gordian Group, Inc.	Internet Software & Services	First Lien Senior Debt(6)	5.4%	N/A	7/19		40.4	40.4	39.6
HHG Stone Oak Hotel, LLC	Real Estate	First Lien Senior Debt(6)	5.2%	N/A	9/18		10.4	10.4	10.4
Hyland Software, Inc.	Software	Second Lien Senior Debt(6)	8.3%	N/A	7/23		10.0	10.0	9.4
Industrial Container Services, LLC	Containers & Packaging	First Lien Senior Debt(6)	6.8%	N/A	12/18		49.9	49.9	49.9
		Second Lien Senior Debt(6)	10.2%	N/A	12/19		10.0	9.9	9.9
								59.8	59.8
Infogix Parent Corporation	IT Services	First Lien Senior Debt(6)	7.8%	N/A	12/21		155.0	151.6	151.6
		Redeemable Preferred Stock(6)				2,475		2.5	2.5
								154.1	154.1
Inmar, Inc.	Commercial Services & Supplies	Second Lien Senior Debt(6)	8.0%	N/A	1/22		20.0	19.8	18.9
Iotum Global Holdings, Inc.(7)	Diversified Telecommunication Services	First Lien Senior Debt(6)	N/A	10.0%	5/17		1.5	1.5	1.5
iParadigms Holdings, LLC	Internet Software & Services	Second Lien Senior Debt(6)	8.3%	N/A	7/22		39.5	39.3	38.7
Jazz Acquisition, Inc.	Aerospace & Defense	Second Lien Senior Debt(6)	7.8%	N/A	6/22		25.0	24.9	22.5

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Kele Holdco, Inc.	Trading Companies & Distributors	First Lien Senior Debt(6)	7.0%	N/A	10/20-10/22		71.3	71.3	71.3
		Common Stock(4)(6)				30,000		3.0	3.0
								74.3	74.3
Landslide Holdings, Inc.	Software	Second Lien Senior Debt(6)	8.3%	N/A	2/21		9.0	9.0	8.3
Lenox Park C-F Owner, LLC	Real Estate	First Lien Senior Debt(6)	5.0%	N/A	4/18		17.0	17.0	17.0
LTG Acquisition, Inc.	Communications Equipment	Second Lien Senior Debt(6)	9.0%	N/A	10/20		46.0	46.0	42.9
		Common Stock(4)(6)				5,000		5.0	4.1
								51.0	47.0
Mitchell International, Inc.	Software	Second Lien Senior Debt(6)	8.5%	N/A	10/21		17.0	16.9	16.3
M-IV Lake Center LLC(7)	Real Estate	First Lien Senior Debt(6)	5.5%	N/A	12/17		7.0	7.0	7.0
Novetta Solutions, LLC	IT Services	First Lien Senior Debt(6)	6.0%	N/A	10/22		13.0	12.9	12.7
		Second Lien Senior Debt(6)	9.5%	N/A	10/23		31.0	30.7	30.8
								43.6	43.5
OnCourse Learning Corporation	Diversified Consumer Services	First Lien Senior Debt(6)	8.5%	N/A	2/19		19.6	19.5	19.5
Osmose Utility Services, Inc.	Commercial Services & Supplies	Second Lien Senior Debt(6)	8.8%	N/A	8/23		34.0	33.7	33.9
Park Place Technologies, LLC	IT Services	Second Lien Senior Debt(6)	10.0%	N/A	12/22		41.5	41.5	41.5
Parmenter Woodland Park Plaza, LLC	Real Estate	First Lien Senior Debt(6)	5.2%	N/A	9/18		16.9	16.9	16.9
Photonis Technologies S.A.S.(7)	Aerospace & Defense	First Lien Senior Debt(6)	8.5%	N/A	9/19		29.8	29.5	28.6
Project Silverback Holdings Corp.	IT Services	First Lien Senior Debt(6)	6.5%	N/A	7/20		24.7	24.5	24.8
		Convertible Preferred Stock(6)				743		0.8	0.8
		Common Stock(4)				308,224		—	0.4
								25.3	26.0
Qualium I(7)	Capital Markets	Common Stock(4)				247,939		5.2	4.8
Ranpak Corp.	Containers & Packaging	Second Lien Senior Debt(6)	8.3%	N/A	10/22		25.0	25.0	24.8
Sage Products Holdings III, LLC	Health Care Equipment & Supplies	Second Lien Senior Debt(6)	9.3%	N/A	6/20		20.6	20.7	20.7
Severin Acquisition, LLC	Software	Second Lien Senior Debt(6)	9.4%	N/A	7/22		25.5	25.1	25.1
Systems Maintenance Services Holding, Inc.	IT Services	Second Lien Senior Debt(6)	9.3%	N/A	10/20		35.0	34.8	34.8
TA THI Parent, Inc.	Auto Components	Second Lien Senior Debt(6)	9.8%	N/A	1/21		41.5	41.0	41.9
		Convertible Preferred Stock(4)(6)				25,000		2.5	3.3
								43.5	45.2
Teasdale Foods, Inc.	Food & Staples Retailing	Second Lien Senior Debt(6)	8.8%	N/A	10/21		31.5	31.5	31.5
Tyche Holdings, LLC	IT Services	Second Lien Senior Debt(6)	9.0%	N/A	11/22		35.0	34.9	34.4
Tyden Cayman Holdings Corp.(7)	Electronic Equipment, Instruments & Components	Convertible Preferred Stock(4)(6)				46,276		0.1	0.1
		Common Stock(4)(6)				5,521,203		5.5	3.8
								5.6	3.9
W3 Co.	Commercial Services & Supplies	Second Lien Senior Debt(6)	9.3%	N/A	9/20		8.9	8.8	5.0
WP CPP Holdings, LLC	Aerospace & Defense	Second Lien Senior Debt(6)	8.8%	N/A	4/21		19.7	19.6	17.9
WRH, Inc.	Life Sciences Tools & Services	Mezzanine Debt(6)	9.0%	6.2%	8/18		102.8	102.5	98.5
EUROPEAN CAPITAL NON-CONTROL / NON-AFFILIATE INVESTMENTS
Delsey Holding S.A.S.(7)	Textiles, Apparel & Luxury Goods	Mezzanine Debt	N/A	13.5%	7/21		7.4	7.4	5.4
Financière Newglass S.A.S.(7)	Building Products	Convertible Preferred Stock				15,000,000		17.3	14.0
Modacin France S.A.S.(7)	Specialty Retail	Mezzanine Debt(5)	—%	4.3%	11/19		21.7	11.3	—
Mobipark S.A.S.(7)	Electronic Equipment, Instruments & Components	First Lien Senior Debt	0.8%	N/A	10/17-12/17		2.3	2.1	2.0
Zodiac Marine and Pool S.A.(7)	Marine	Second Lien Senior Debt(5)	—%	4.0%	3/17		35.5	24.8	—
		Mezzanine Debt(5)	—%	8.3%	9/17		76.1	38.9	—
								63.7	—

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
SENIOR FLOATING RATE LOANS
Advantage Sales & Marketing Inc.	Professional Services	Second Lien Senior Debt(6)	7.5%	N/A	7/22		0.8	0.7	0.7
Aquilex LLC	Commercial Services & Supplies	First Lien Senior Debt(6)	5.0%	N/A	12/20		2.0	1.9	1.9
BarBri, Inc.	Diversified Consumer Services	First Lien Senior Debt(6)	4.5%	N/A	7/19		5.0	5.0	4.2
CT Technologies Intermediate Holdings, Inc.	Health Care Technology	First Lien Senior Debt(6)	5.3%	N/A	12/21		0.5	0.5	0.5
Drew Marine Group Inc.	Chemicals	First Lien Senior Debt(6)	4.3%	N/A	11/20		1.9	1.9	1.8
Hudson Products Holdings Inc.	Energy Equipment & Services	First Lien Senior Debt(6)	5.0%	N/A	3/19		5.0	5.0	4.3
Immucor, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt(6)	5.0%	N/A	8/18		6.3	6.4	6.1
Indra Holdings Corp.	Textiles, Apparel & Luxury Goods	First Lien Senior Debt(6)	5.3%	N/A	5/21		3.0	3.0	2.8
Mitchell International, Inc.	Software	First Lien Senior Debt(6)	4.5%	N/A	10/20		9.2	9.2	8.7
Opal Acquisition, Inc.	Health Care Providers & Services	First Lien Senior Debt(6)	5.0%	N/A	11/20		9.3	9.3	7.7
Southwire Company, LLC	Electrical Equipment	First Lien Senior Debt(6)	3.3%	N/A	2/21		12.6	12.6	12.3
STS Operating, Inc.	Trading Companies & Distributors	First Lien Senior Debt(6)	4.8%	N/A	2/21		2.0	2.0	1.9
Wesco Aircraft Hardware Corp.(7)	Aerospace & Defense	First Lien Senior Debt(6)	3.3%	N/A	2/21		4.7	4.7	4.5
AMERICAN CAPITAL CMBS INVESTMENTS

CD 2007-CD4 Commercial Mortgage Trust(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.7%	N/A	12/49		16.0	1.1	3.8
CD 2007-CD5 Mortgage Trust(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	6.1%	N/A	12/17		8.8	3.6	0.8
Citigroup Commercial Mortgage Securities Trust 2007-C6(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.7%	N/A	7/17		45.4	15.9	9.3
Credit Suisse Commercial Mortgage Trust Series 2007-C4(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.9%	N/A	8/17		5.9	2.2	1.8
LB-UBS Commercial Mortgage Trust 2007-C6(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	6.1%	N/A	8/17		4.9	—	1.8
Wachovia Bank Commercial Mortgage Trust 2007-C31(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.8%	N/A	5/17		20.0	10.6	1.0
Wachovia Bank Commercial Mortgage Trust, Series 2007-C32(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.7%	N/A	10/17		60.5	10.5	7.0
Wachovia Bank Commercial Mortgage Trust, Series 2007-C34(7)	Real Estate	Commercial Mortgage Pass-Through Certificates(4)(6)	5.9%	N/A	10/17		5.2	5.2	5.1
AMERICAN CAPITAL CLO INVESTMENTS

ACAS CLO 2007-1, Ltd.(7)		Secured Notes(6)			4/21		8.5	8.4	8.3
		Subordinated Notes(6)			4/21		25.9	10.8	12.6
								19.2	20.9
Apidos CLO XVIII, Ltd.(7)		Subordinated Notes(6)			7/26		39.4	33.3	21.2
Apidos CLO XXI(7)		Subordinated Notes(6)			6/27		12.4	11.8	9.7
Ares IIIR/IVR CLO Ltd.(7)		Subordinated Notes(6)			4/21		20.0	11.0	5.2
Babson CLO Ltd. 2006-II(7)		Income Notes(4)(6)			10/20		15.0	2.9	—
Babson CLO Ltd. 2013-II(7)		Income Notes(6)			1/25		5.0	3.9	2.9
Babson CLO Ltd. 2014-I(7)		Subordinated Notes(6)			7/25		8.5	6.4	4.0
Babson CLO Ltd. 2014-II(7)		Subordinated Notes(6)			9/26		25.0	20.7	10.7
Blue Hill CLO, Ltd.(7)		Subordinated Notes(6)			1/26		10.6	17.8	6.7

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Carlyle Global Market Strategies CLO 2013-3, Ltd.(7)		Subordinated Notes(6)			7/25		5.0	3.5	3.1
Carlyle Global Market Strategies CLO 2015-3, Ltd.(7)		Subordinated Notes(6)			7/28		28.2	25.4	22.9
Cent CDO 12 Limited(7)		Income Notes(6)			11/20		26.4	12.7	29.0
Cent CLO 22 Limited(7)		Subordinated Notes(6)			11/26		45.4	38.1	19.6
Cent CLO 24 Limited(7)		Subordinated Notes(6)			10/26		28.0	25.9	22.7
Centurion CDO 8 Limited(7)		Subordinated Notes(4)(6)			3/17		5.0	0.2	—
CoLTs 2005-1 Ltd.(7)		Preference Shares(4)(6)			3/16	360		1.7	0.1
CoLTs 2005-2 Ltd.(7)		Preference Shares(4)(6)			12/18	34,170,000		11.1	0.4
CREST Exeter Street Solar 2004-1(7)		Preferred Securities(4)(6)			6/39	3,500,000		3.2	—
Dryden 40 Senior Loan Fund(7)		Subordinated Notes(6)			8/28		9.5	8.2	7.0
Eaton Vance CDO X plc(7)		Secured Subordinated Notes(6)			2/27		15.0	11.3	5.6
Flagship CLO V(7)		Deferrable Notes(6)			9/19		1.7	1.5	1.7
		Subordinated Securities(6)			9/19	15,000		7.3	1.1
								8.8	2.8
Galaxy III CLO, Ltd(7)		Subordinated Notes(4)			8/16		4.0	0.2	—
GoldenTree Loan Opportunities VII, Limited(7)		Subordinated Notes(6)			4/25		35.3	31.7	22.7
Halcyon Loan Advisors Funding 2014-1 Ltd.(7)		Subordinated Notes(6)			2/26		1.3	1.0	0.5
Halcyon Loan Advisors Funding 2015-2, Ltd.(7)		Subordinated Notes(6)			7/27		21.7	20.3	18.0
Herbert Park B.V.(7)		Subordinated Notes(6)			10/26		24.0	25.9	19.9
LightPoint CLO IV, LTD(7)		Income Notes(4)(6)			4/18		6.7	3.6	—
LightPoint CLO VII, Ltd.(7)		Subordinated Notes(6)			5/21		9.0	2.6	1.4
Madison Park Funding XII, Ltd.(7)		Subordinated Notes(6)			7/26		10.0	8.6	7.1
Madison Park Funding XIII, Ltd.(7)		Subordinated Notes(6)			1/25		30.9	25.5	19.8
Mayport CLO Ltd.(7)		Income Notes			2/20		14.0	7.8	0.1
NYLIM Flatiron CLO 2006-1 LTD.(7)		Subordinated Securities(6)			8/20	10,000		4.4	2.4
Och Ziff Loan Management XIII, Ltd.(7)		Subordinated Notes(6)			7/27		15.0	14.2	12.3
Octagon Investment Partners XVIII, Ltd.(7)		Subordinated Notes(6)			12/24		16.4	12.9	9.4
Octagon Investment Partners XIX, Ltd.(7)		Subordinated Notes(6)			4/26		25.0	18.8	14.7
OHA Credit Partners XI, Ltd.(7)		Subordinated Notes(6)			10/28		33.5	29.7	27.9
Sapphire Valley CDO I, Ltd.(7)		Subordinated Notes(6)			12/22		14.0	16.7	11.6
THL Credit Wind River 2014-2 CLO Ltd.(7)		Income Notes			7/26		15.0	10.1	7.4
Vitesse CLO, Ltd.(7)		Preferred Securities(4)(6)			8/20	20,000,000		11.9	—
Voya CLO 2014-4, Ltd.(7)		Subordinated Notes(6)			10/26		26.7	23.2	17.0
Subtotal Non-Control / Non-Affiliate Investments (42% of total investments at fair value)								$2,367.6	$2,096.7

AMERICAN CAPITAL AFFILIATE INVESTMENTS
IS Holdings I, Inc.	Software	Common Stock(4)(6)				2,000,000		$5.2	$13.7
Mobipark S.A.S.(7)	Electronic Equipment, Instruments & Components	First Lien Senior Debt(6)	2.2%	N/A	12/17		$4.0	3.8	3.4
		Convertible Preferred Stock(4)(6)				28,317,268		9.0	21.0
		Redeemable Preferred Stock(4)(6)				25,751,312		7.3	24.0
								20.1	48.4

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Primrose Holding Corporation	Diversified Consumer Services	Common Stock(6)				7,227		—	6.5
Roark - Money Mailer, LLC	Media	Common Membership Units(4)				6.0%		0.7	1.7

EUROPEAN CAPITAL AFFILIATE INVESTMENTS
Blue Topco GmbH(7)	Commercial Services & Supplies	First Lien Senior Debt	2.9%	N/A	6/16-6/18		2.3	2.0	2.0
		Mezzanine Debt(5)	N/A	3.2%	12/18		8.0	6.9	4.9
								8.9	6.9
Subtotal Affiliate Investments (2% of total investments at fair value)								$34.9	$77.2

AMERICAN CAPITAL CONTROL INVESTMENTS
ACAS Real Estate Holdings Corporation	Real Estate	Mezzanine Debt(5)(6)	N/A	15.0%	5/16		$6.5	$3.9	$4.5
		Common Stock(6)				100%		6.2	24.5
								10.1	29.0
ACEI Singapore Holdings Private LTD(7)	Electric Utilities	Common Stock(4)(6)				7,055,706		7.1	7.1
Alcami Holdings LLC	Life Sciences Tools & Services	First Lien Senior Debt(6)	6.5%	N/A	3/17-10/20		97.9	97.1	97.9
		Mezzanine Debt(6)	7.2%	6.0%	10/20		141.0	139.9	141.0
		Redeemable Preferred Stock(4)(6)				84,936		61.0	10.0
								298.0	248.9
American Capital Asset Management, LLC	Capital Markets	Mezzanine Debt(6)	5.0%	N/A	9/16		35.0	35.0	35.0
		Common Membership Interest(6)				100%		499.1	1,030.0
								534.1	1,065.0
American Driveline Systems, Inc.	Diversified Consumer Services	Mezzanine Debt(6)	N/A	11.0%	3/21		47.7	47.7	47.7
		Redeemable Preferred Stock(4)(6)				7,121		83.5	20.2
		Common Stock(4)(6)				289,215		18.2	—
		Common Stock Warrants(4)(6)			3/16	233,603		9.8	—
								159.2	67.9
ASAP Industries Holdings, LLC	Energy Equipment & Services	Mezzanine Debt(5)(6)	N/A	14.0%	12/18		22.7	19.5	—
		Membership Units(4)(6)				106,911		30.3	—
								49.8	—
BMR Energy LLC(7)	Independent Power & Renewable Electricity Producers	Preferred Units(6)				32,481		34.5	34.5
		Common Units(4)(6)				85		—	17.5
								34.5	52.0
Capital.com, Inc.	Diversified Financial Services	Common Stock(4)(6)				8,500,100		0.9	—
ECA Acquisition Holdings, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt(6)	10.0%	N/A	3/16		8.9	8.9	8.9
		Mezzanine Debt(5)(6)	13.0%	3.5%	7/16		18.7	12.6	11.1
		Redeemable Preferred Stock(4)(6)				1,550		1.6	—
		Common Stock(4)(6)				1,000		14.9	—
								38.0	20.0
eLynx Holdings, Inc.	IT Services	Convertible Preferred Stock(6)				11,728		34.6	39.7
		Redeemable Preferred Stock(4)(6)				30,162		12.4	—
		Common Stock(4)(6)				16,087		1.1	—
		Common Stock Warrants(4)(6)			6/16-9/16	1,026,321		5.5	—
								53.6	39.7
EXPL Pipeline Holdings LLC(7)	Oil, Gas & Consumable Fuels	First Lien Senior Debt(6)	8.1%	N/A	1/17		41.9	41.6	43.7
		Common Membership Units(4)(6)				100,000		60.6	37.2
								102.2	80.9
FAMS Acquisition, Inc.	Diversified Financial Services	Mezzanine Debt(6)	12.3%	2.7%	1/16		38.8	38.8	31.1
FPI Holding Corporation	Food Products	First Lien Senior Debt(5)(6)	N/A	20.0%	1/16		0.4	0.4	—
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	First Lien Senior Debt(6)	6.3%	N/A	1/17		5.6	5.6	5.6
		Convertible Preferred Stock(4)(6)				4,000		4.0	5.1
		Common Stock(4)(6)				100%		12.5	—
								22.1	10.7
Halex Holdings, Inc.	Construction Materials	Second Lien Senior Debt(5)(6)	8.5%	N/A	1/18		15.6	15.6	15.6
		Common Stock(4)(6)				51,853		9.3	11.7
								24.9	27.3
HALT Medical, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt(5)(6)	N/A	22.0%	6/16		96.0	61.2	23.3
Hard 8 Games, LLC	Hotels, Restaurants & Leisure	First Lien Convertible Senior Debt	N/A	6.6%	3/16		34.9	34.9	34.9
		Membership Units(4)				2		24.0	23.1
								58.9	58.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Hollyhock Limited(7)	Independent Power & Renewable Electricity Producers	Common Stock(4)(6)				34,000,000		34.0	33.2
LLSC Holdings Corporation	Personal Products	Convertible Preferred Stock(4)(6)				9,000		10.9	18.8
		Common Stock(4)(6)				1,000		—	0.4
		Common Stock Warrants(4)(6)			9/17	675		—	0.3
								10.9	19.5
Montgomery Lane, LLC(7)	Diversified Financial Services	Common Membership Units(4)(6)				100		—	6.4
MW Acquisition Corporation	Health Care Providers & Services	Mezzanine Debt(6)	14.4%	1.0%	2/19		24.2	24.2	24.2
		Redeemable Preferred Stock(6)				2,485		2.7	2.8
		Convertible Preferred Stock(6)				88,084		50.1	63.2
		Common Stock(4)(6)				110,720		—	5.7
								77.0	95.9
NECCO Holdings, Inc.	Food Products	First Lien Senior Debt(5)(6)	6.5%	N/A	11/16		19.1	16.2	14.0
		Second Lien Senior Debt(5)(6)	N/A	18.0%	11/16		7.7	3.1	—
		Common Stock(4)(6)				860,189		0.1	—
								19.4	14.0
NECCO Realty Investments, LLC	Real Estate	First Lien Senior Debt(5)(6)	2.8%	11.2%	12/17		75.4	32.8	24.9
		Common Membership Units(4)(6)				7,450		4.9	—
								37.7	24.9
PHC Sharp Holdings, Inc.	Commercial Services & Supplies	First Lien Senior Debt(6)	12.5%	N/A	1/18		1.4	1.4	1.4
		Mezzanine Debt(6)	N/A	17.0%	1/18		11.6	11.6	11.6
		Mezzanine Debt(5)(6)	N/A	19.0%	1/18		30.3	20.2	20.5
		Common Stock(4)(6)				631,049		4.2	—
								37.4	33.5
RD Holdco Inc.	Household Durables	Second Lien Senior Debt(6)	11.3%	N/A	12/18		16.9	15.4	16.6
		Common Stock(4)(6)				458,596		23.6	13.9
		Common Stock Warrants(4)(6)			12/23	56,372		2.9	1.7
								41.9	32.2
Rebellion Media Group Corp.(7)	Internet Software & Services	First Lien Senior Debt(5)(6)	N/A	12.0%	4/16		20.3	12.3	3.9
Scanner Holdings Corporation	Technology Hardware, Storage & Peripherals	Mezzanine Debt(6)	14.0%	N/A	6/22		16.6	16.6	16.6
		Convertible Preferred Stock(6)				66,424,135		8.7	11.2
		Common Stock				167,387		0.1	—
								25.4	27.8
SEHAC Holding Corporation	Diversified Consumer Services	Convertible Preferred Stock(6)				14,850		14.8	158.5
		Common Stock(4)(6)				150		0.2	1.6
								15.0	160.1
Soil Safe Acquisition Corp.	Professional Services	First Lien Senior Debt(6)	8.0%	N/A	1/18-12/18		21.7	21.7	21.7
		Second Lien Senior Debt(6)	10.8%	N/A	7/19		12.7	12.7	12.7
		Mezzanine Debt(6)	8.6%	7.5%	12/19		72.3	72.2	72.3
		Common Stock(4)(6)				810		9.0	15.3
								115.6	122.0
Taiba Wind Energy, LLC(7)	Independent Power & Renewable Electricity Producers	Membership Units(4)(6)				100%		1.3	1.3
Warner Power, LLC	Electrical Equipment	Mezzanine Debt(5)(6)	N/A	14.6%	1/16		11.2	3.1	0.9
		Redeemable Preferred Membership Units(4)(6)				6,512,000		3.0	—
		Common Membership Units(4)(6)				47,000		1.9	—
								8.0	0.9
WIS Holding Company, Inc.	Commercial Services & Supplies	Convertible Preferred Stock(4)(6)				1,206,598		115.3	84.5
		Common Stock(4)(6)				301,650		16.0	—
								131.3	84.5

EUROPEAN CAPITAL CONTROL INVESTMENTS
Bellotto Holdings Limited(7)	Household Durables	Redeemable Preferred Stock				7,300,610	2.3	40.0	41.8
		Common Stock(4)				2,697,010		95.5	123.7
								135.5	165.5
Columbo TopCo Limited(7)	Commercial Services & Supplies	Redeemable Preferred Stock(4)				34,179,330	23.5	74.2	47.3
		Common Stock(4)				757,743		1.1	—
								75.3	47.3

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2015

(in millions, except share data)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity/Expiration Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
European Capital Private Debt LP(7)	Diversified Financial Services	Partnership Interest				1,650		80.5	84.9
European Capital UK SME Debt LP(7)	Diversified Financial Services	Partnership Interest				500		12.5	12.3
Financière Tarmac S.A.S.(7)	Commercial Services & Supplies	First Lien Senior Debt	4.0%	N/A	12/20		3.8	3.1	3.8
		Mezzanine Debt	N/A	4.0%	12/21		73.5	62.0	64.1
		Convertible Preferred Stock(4)				15,500,000		9.4	—
		Redeemable Preferred Stock(4)					5.3	7.3	—
								81.8	67.9
HCV1 S.A.S(7)	Machinery	First Lien Senior Debt	6.0%	7.7%	2/20		3.4	3.4	3.4
		Common Stock(4)				14,569,412		25.2	—
								28.6	3.4
Holding Saint Augustine S.A.S.(7)	Air Freight & Logistics	First Lien Senior Debt	N/A	N/A	9/19		4.4	4.4	—
Miles 33 Limited(7)	Software	First Lien Senior Debt	4.0%	1.3%	12/17-9/18		7.5	7.5	7.5
		Mezzanine Debt(5)	5.0%	5.0%	9/21		16.9	13.4	13.4
								20.9	20.9

AMERICAN CAPITAL CONTROL CLO INVESTMENT
ACAS Wachovia Investments, L.P.(7)	Diversified Financial Services	Partnership Interest(4)				90%		1.9	0.5
Subtotal Control Investments (56% of total investments at fair value)								$2,502.4	$2,823.7
Total Investment Assets								$4,904.9	$4,997.6

Counterparty	Instrument	Interest Rate(2)	Expiration Date(2)	# of Contracts	Notional	Cost	Fair Value
DERIVATIVE AGREEMENTS
Citibank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating(6)	5.6%/LIBOR	5/16-7/17	2	$27.5	$—	$(2.3)
BNP Paribas	Interest Rate Swap - Pay Fixed/ Receive Floating(6)	5.7%/LIBOR	7/17	1	22.3	—	(2.1)
Wells Fargo Bank, N.A	Interest Rate Swap - Pay Fixed/ Receive Floating(6)	5.6%/LIBOR	8/16	1	11.9	—	(0.4)
Total Derivative Agreements						$—	$(4.8)

Funds	Cost	Fair Value
MONEY MARKET FUNDS(3)
JPMorgan Prime Money Market Fund	$22.0	$22.0
BlackRock Liquidity Funds TempFund Institutional Shares(6)	15.0	15.0
BofA Funds Series Trust - BofA Money Market Reserves(6)	15.0	15.0
Fidelity Institutional Money Market Prime Money Market Portfolio - Institutional CL(6)	15.0	15.0
Wells Fargo Heritage Money Market Fund(6)	15.0	15.0
Deutsche Global Liquidity Managed Sterling Fund	5.6	5.6
Total Money Market Funds	$87.6	$87.6

(1)	Certain of the securities are issued by affiliate(s) of the listed portfolio company.
(2)

Interest rates represent the weighted average annual stated interest rate on loans and debt securities in effect on the date presented, which are presented by the nature of indebtedness by a single issuer. Some loans and debt securities bear interest at variable rates, primarily the three-month LIBOR, with interest rate floors. PIK represents contractually deferred interest that is typically compounded into the principal balance of the loan or debt security, if not paid on a current basis. PIK interest may be prepaid by the portfolio company’s election, but generally is paid upon a change of control transaction or maturity. The maturity date represents the latest date in which the loan or debt security is scheduled to terminate. The expiration date represents the date the warrants expire.

(3)	Included in cash and cash equivalents and restricted cash and cash equivalents on our consolidated balance sheets.
(4)	Some or all of the securities are non-income producing.
(5)	Loan is on non-accrual status and therefore considered non-income producing.
(6)	All or a portion of the investments or instruments are pledged as collateral under various secured financing arrangements.
(7)

Investments that are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. As of December 31, 2015, non-qualifying assets were approximately $1.2 billion, or 25% of net assets.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

(in millions, except per share data)

Note 1. Unaudited Interim Consolidated Financial Statements

Interim consolidated financial statements of American Capital, Ltd. (which is referred to throughout this report as “American Capital”, “we”, “us” and “our”) are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, necessary for the fair presentation of financial statements for the interim periods have been included. The current period’s consolidated results of operations are not necessarily indicative of results that ultimately may be achieved for the year. The unaudited interim consolidated financial statements and notes thereto should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as filed with the Securities and Exchange Commission (“SEC”).

Reclassifications

We have reclassified certain prior period amounts in our consolidated financial statements to conform to our current period presentation.

Upon the adoption of Accounting Standards Update (“ASU”) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”) effective January 1, 2016, debt issuance costs associated with our borrowings, other than our revolving credit facilities, were reclassified as a direct deduction from the carrying amount of the related borrowing. In accordance with ASU No. 2015-15, Interest-Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements-Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting, debt issuance costs associated with our revolving credit facilities remain classified as an asset, regardless of whether there are any outstanding borrowings on the facility. Pursuant to ASU 2015-03, we have reclassified unamortized debt issuance costs associated with our borrowings, excluding our revolving facilities, in our previously reported consolidated balance sheets as of December 31, 2015 as follows:

	As Presented, December 31, 2015	Reclassifications	As Adjusted, December 31, 2015
Other assets	$98	$(4)	$94
Total assets	$6,244	$(4)	$6,240
Debt	$1,257	$(4)	$1,253
Total liabilities	$1,422	$(4)	$1,418

Reclassifications had no impact on prior periods’ net earnings or shareholders’ equity.

Consolidation

Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X, the SEC’s Division of Investment Management’s consolidation guidance in IM Guidance Update No. 2014-11 issued in October 2014 and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services-Investment Companies (“ASC 946”), we are precluded from consolidating any entity other than another investment company that acts as an extension of our investment operations and facilitates the execution of our investment strategy. An exception to this guidance occurs if we have an investment in a controlled operating company that provides substantially all of its services to us.

We currently consolidate ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned special purpose financing vehicles that were formed for the purpose of purchasing Senior Floating Rate Loans under a $1.25 billion secured revolving credit facility and $500 million secured revolving credit facility, respectively. As of September 30, 2016, ACAS Funding I, LLC and ACAS Funding II, LLC did not have any other operations or activities. As of December 31, 2015, we also consolidated American Capital TRS, LLC (“ACTRS”), which is a wholly-owned entity that has entered into non-recourse total return swaps (“TRS”) with Citibank, N.A. As of December 31, 2015, ACTRS did not have any other operations or activities. The TRS is accounted for as a derivative pursuant to FASB ASC Topic 815, Derivatives and Hedging.

Our consolidated financial statements also include the accounts of European Capital Limited (“European Capital”), which is a wholly-owned investment company that, effective October 1, 2014, acts as an extension of our investment operations and facilitates the execution of our investment strategy. In addition, our consolidated financial statements include the accounts of AC

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Corporate Holdings, Inc. (“ACCH”) and ACE Acquisition Holdings, LLC (“ACE Acquisition”), which are wholly-owned entities that have purchased certain investment securities on behalf of American Capital. As of September 30, 2016, European Capital, ACCH and ACE Acquisition did not have any other operations or activities and were considered to be investment companies under ASC 946, as amended by ASU No. 2013-08, Financial Services-Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements.

Note 2. Organization

We are a non-diversified closed end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”). As a BDC, we have invested primarily in senior and mezzanine debt and equity in buyouts of private companies sponsored by us (“American Capital One Stop Buyouts®”) or sponsored by other private equity funds and have provided capital directly to early stage and mature private and small public companies (“Sponsor Finance and Other Investments”). We also have invested in structured finance investments (“Structured Products”), including collateralized loan obligation (“CLO”) securities. Our primary business objectives have been to increase our net earnings and net asset value (“NAV”) by making investments with attractive current yields and/or potential for equity appreciation and realized gains.

Through our tax years ended September 30, 1998 through September 30, 2010, we qualified to be taxed as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Effective with our tax year ended September 30, 2011, we did not qualify to be taxed as a RIC and became subject to taxation as a corporation under Subchapter C of the Code (a “Subchapter C corporation”). This change in tax status does not affect our status as a BDC under the 1940 Act or our compliance with the portfolio composition requirements of that statute.

Note 3. New Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which amends and conforms the guidance on the recognition of assets and liabilities that arise from operating and finance leases. Under ASU 2016-02, all leases create an asset and a liability for the lessee that should be recognized in the statement of financial position as a liability to make lease payments (the lease liability), initially measured at the present value of the lease payments, and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. ASU 2016-02 also provides clarifying guidance on optional lease payments and variable lease payments as well as the income statement and cash flow presentation of operating and finance leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. We do not believe the adoption of ASU 2016-02 will have a material impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-06, Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments (a consensus of the Emerging Issues Task Force) (“ASU 2016-06”), which clarifies the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts and requires that an entity assess the embedded call (put) options solely in accordance with the four-step decision sequence in ASC 815. ASU 2016-06 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We do not believe the adoption of ASU 2016-06 will have a material impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which is intended to improve the accounting for share-based payments and affects all organizations that issue share-based payment awards to their employees. ASU 2016-09 primarily simplifies the accounting for and classification of, income taxes related to share-based payment awards, including the impact of income taxes withheld on the classification of awards as equity or liabilities and the classification of income taxes on the statement of cash flows. ASU 2016-09 also permits an entity to elect a forfeiture rate assumption based on the estimated number of awards expected to vest or to account for forfeitures when they occur. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We elected to early adopt ASU 2016-09 effective January 1, 2016. The provisions of ASU 2019-06 should be adopted on a modified retrospective, retrospective or prospective basis, depending on the provision. As a result of the early adoption on January 1, 2016, we recognized a deferred tax asset associated with excess tax benefits and a corresponding cumulative effect adjustment to our shareholders’ equity of $16 million on our consolidated balance sheets.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which amends the financial instruments impairment guidance so that an entity is required to measure expected credit losses for financial assets based on historical experience, current conditions and reasonable and supportable forecasts. As such, an entity will use forward-looking information to estimate credit losses. ASU 2016-13 also amends the guidance in FASB ASC Subtopic No. 325-40, Investments-Other, Beneficial Interests in Securitized Financial Assets, related to the subsequent measurement of accretable yield recognized as interest income over the life of a beneficial interest in securitized financial assets under the effective yield method. ASU 2016-13 is effective for public business entities that meet the U.S. GAAP definition of an SEC filer, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of ASU 2016-13 on the recognition of interest income on our investments in Structured Products.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”), which addresses the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under ASC 230, Statement of Cash Flows, and other topics. ASU 2016-15 provides guidance on eight specific cash flow issues including the statement of cash flows treatment of beneficial interests in securitized financial transactions as well as the treatment of debt prepayment and extinguishment costs. ASU 2016-15 also provides guidance on the predominance principle to clarify when cash receipts and cash payments should be separated into more than one class of cash flows. ASU 2016-15 is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We are currently evaluating the impact of ASU 2016-15 on our consolidated statements of cash flows.

Note 4. Investments

Our investments consist of loans and securities issued by public and privately-held companies, including senior debt, mezzanine debt, equity warrants and preferred and common equity securities. We also invest in Structured Products, which includes CLO securities.

We fair value our investments in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) as determined in good faith by our Board of Directors. We undertake a multi-step valuation process each quarter to determine the fair value of our investments in accordance with ASC 820. The quarterly valuation process begins with the development of a preliminary valuation recommendation for each investment by our Financial Advisory and Consulting Team (“FACT”), which is composed of valuation and audit professionals responsible for monitoring portfolio compliance and valuations. In preparing the preliminary valuation recommendations, FACT receives assistance from our investment professionals that both originated and monitor the investment as well as assistance from other departments including operations, accounting and legal. The preliminary valuation recommendations are reviewed by senior management and then presented to our Audit, Compliance and Valuation Committee for review and approval. Subsequent to the approval from our Audit, Compliance and Valuation Committee, the valuation recommendations are sent to our Board of Directors for final approval.

When available, we base the fair value of our investments that trade in active markets on directly observable market prices or on market data derived for comparable assets. For restricted securities of companies that are publicly traded, the value is based on the closing market quote on the valuation date less a discount for the restriction. For all other investments, inputs used to measure fair value reflect management’s best estimate of assumptions that would be used by market participants in pricing the investment in a hypothetical transaction. For these investments, we estimate the fair value of our senior debt, mezzanine debt, redeemable and convertible preferred equity, common equity and equity warrants using either an enterprise value waterfall methodology, which generally combines market and income approaches, or a market yield valuation methodology, which utilizes the income approach. We estimate the fair value of our Structured Products using the market and income approaches, third-party broker quotes and counterparty marks.

ASC 820 provides a framework for measuring the fair value of assets and liabilities and provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings. Due to the uncertainty inherent in the valuation process, estimates of fair value may differ significantly from the values that would have been used had a ready market for our investments existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

ASC 820 defines fair value in terms of the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The price used to measure the fair value is not adjusted for transaction costs while the cost basis of our investments may include initial transaction costs. Under ASC 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset. The principal market for an asset is the market in which the reporting entity would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset under ASC 820, it is assumed that the reporting entity has access to the market as of the measurement date. If no market for the asset exists or if the reporting entity does not have access to the principal market, the reporting entity should use a hypothetical market.

The principal market in which we would sell our Senior Floating Rate Loans and certain of our non-controlled Sponsor Finance debt investments is an active over-the-counter secondary market. For our other debt and equity investments, there is no active market and we are generally repaid our debt investment or sell our equity investment upon a change of control transaction such as through the mergers and acquisitions (“M&A”) market. Accordingly, the market in which we would sell certain of our non-controlled debt and all of our equity investments is the M&A market. However, under ASC 820, we have identified the M&A market as the principal market for our investments in these portfolio companies only if we have the ability to control the decision to sell the portfolio company as of the measurement date. We determine whether we have the ability to control the decision to sell a portfolio company based on our ability to control or gain control of the board of directors of the portfolio company as of the measurement date and rights within the shareholders agreement. In evaluating if we can control or gain control of a portfolio company as of the measurement date, we include our equity securities and those securities held by entities managed by our wholly-owned portfolio company, American Capital Asset Management, LLC (“ACAM”), on a fully diluted basis. For investments in portfolio companies for which we do not have the ability to control or gain control as of the measurement date and for which there is no active market, the principal market under ASC 820 is a hypothetical secondary market.

Accordingly, we use the M&A market as the principal market for our investments in portfolio companies that we control or can gain control as of the measurement date, and we use a hypothetical secondary market for our investments in portfolio companies that we do not control or cannot gain control as of the measurement date. However, to the extent that an active market exists for such investments, we will consider that as the principal market. Our valuation policy considers the fact that no ready active market exists for a significant amount of our investments and that the fair value for our investments must typically be determined using unobservable inputs.

Enterprise Value Waterfall Methodology

For investments in portfolio companies that we have identified the M&A market as the principal market, we estimate the fair value based on the enterprise value waterfall (“Enterprise Value Waterfall”) valuation methodology. For minority equity securities in which the principal market is the hypothetical secondary market, we also estimate the fair value using the Enterprise Value Waterfall valuation methodology.

Under the Enterprise Value Waterfall valuation methodology, we estimate the enterprise value of a portfolio company and then waterfall the enterprise value over the portfolio company’s securities in order of their preference relative to one another. In applying the Enterprise Value Waterfall valuation methodology, we consider that in a change of control transaction, our loans are generally required to be repaid at par and that a buyer cannot assume the loan.

To estimate the enterprise value of the portfolio company, we prepare an analysis of traditional valuation methodologies including valuations of comparable public companies, recent sales of private and public comparable companies, discounting the forecasted cash flows of the portfolio company, estimating the liquidation or collateral value of the portfolio company’s assets, third-party valuations of the portfolio company, offers from third-parties to buy the portfolio company and considering the value of recent third-party investments in the equity securities of the portfolio company. Significant inputs in these valuation methodologies to estimate enterprise value include the historical or projected operating results of the portfolio company, selection of comparable companies, discounts or premiums to the prices of comparable companies and discount rates applied to the forecasted cash flows. The operating results of a portfolio company may be unaudited, projected or pro forma financial information and may require adjustments for non-recurring items or to normalize the operating results that may require significant judgment in its determination. In addition, projecting future financial results requires significant judgment regarding future growth assumptions. In evaluating the operating results, we also analyze the impact of exposure to litigation, loss of customers or other contingencies. The selection of a population of comparable companies requires significant judgment, including a qualitative and quantitative analysis of the comparability of the companies. In determining a discount or premium, if any, to prices of comparable companies, we use significant judgment for factors such as size, marketability, relative performance, and for portfolio companies in which we

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

control, a control premium to the market price of comparable public companies. In determining a discount rate to apply to forecasted cash flows, we use significant judgment in the development of an appropriate discount rate including the evaluation of an appropriate risk premium.

In valuing convertible debt, equity or other similar securities, we value our investment based on its priority in the waterfall and based on our pro rata share of the residual equity value available after deducting all outstanding debt from the estimated enterprise value. We value non-convertible debt at the face amount of the debt to the extent that the estimated enterprise value of the portfolio company exceeds the outstanding debt of the portfolio company. If the estimated enterprise value is less than the outstanding debt of the portfolio company, we reduce the fair value of our debt investment beginning with the junior most debt such that the enterprise value less the fair value of the outstanding debt is zero.

Market Yield Valuation Methodology

For debt and redeemable preferred equity investments in portfolio companies for which we are required to identify a hypothetical secondary market as the principal market, we estimate the fair value based on the assumptions that we believe hypothetical market participants would use to value the investment in a current hypothetical sale using a market yield (“Market Yield”) valuation methodology.

For debt and redeemable preferred equity investments of our investment portfolio for which we do not control or cannot gain control as of the measurement date and no active market exists, we estimate the fair value based on such factors as third-party broker quotes and our own assumptions in the absence of market observable data, including estimated remaining life, current market yield and interest rate spreads of similar loans and securities as of the measurement date. We weight the use of third-party broker quotes, if any, in determining fair value based on our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer. We estimate the remaining life based on market data of the average life of similar loans. However, if we have information available to us that the loan is expected to be repaid in the near term, we would use an estimated remaining life based on the expected repayment date, including considering the current maturity date of the loan. The average life used to estimate the fair value of our loans may be shorter than the legal maturity of the loans since our loans have historically been prepaid prior to the maturity date. The current interest rate spreads used to estimate the fair value of our loans is based on the current interest rate spreads on similar loans. We use significant judgment in determining the estimated remaining life as well as the current market yield and interest rate spreads. If there is a significant deterioration of the credit quality of a loan, we may consider other factors that a hypothetical market participant would use to estimate fair value, including the proceeds that would be received in a liquidation analysis.

We fair value our investments in Structured Products based on such factors as third-party broker quotes, counterparty marks, purchases or sales of the same or similar securities, and our cash flow forecasts. Cash flow forecasts are subject to assumptions a market participant would use regarding the investments’ underlying collateral including, but not limited to, assumptions of default and recovery rates, reinvestment spreads and prepayment rates. Cash flow forecasts are discounted using a market participant’s market yield assumptions that are derived from multiple sources including, but not limited to, third-party broker quotes, industry research reports and transactions of securities and indices with similar structure and risk characteristics. We weight the use of third-party broker quotes or counterparty marks, if any, in determining fair value based on the correlation of changes in third-party broker quotes with underlying performance and other market indices.

Third-party Vendor Pricing

For debt investments that trade in an active market or that have similar assets that trade in an active market, we estimate the fair value based on evaluated prices from a nationally recognized, independent pricing service or from third-party brokers who make markets in such debt instruments. When possible, we make inquiries of third-party pricing sources to understand their use of significant inputs and assumptions. We review the price provided by the third-party pricing service and perform procedures to validate their reasonableness, including a review and analysis of executable broker quote(s), range and dispersion of third-party estimates, frequency of pricing updates, yields of similar securities or other qualitative and quantitative information. If the prices provided by the pricing service are consistent with such information, we will generally use the price provided by the pricing service as fair value.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Investments in Investment Funds

For an investment in an investment fund that does not have a readily determinable fair value, we measure the fair value of our investment predominately based on the NAV per share of the investment fund if the NAV of the investment fund is calculated in a manner consistent with the measurement principles of ASC 946 as of the measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with ASC 820. However, in determining the fair value of our investment, we may make adjustments to the NAV per share in certain circumstances, based on our analysis of any restrictions on redemption of our shares of our investment as of the measurement date, any restrictions on the ability to receive dividends, comparisons of market price to NAV per share of comparable publicly traded funds and trades or sales of comparable private and publicly traded funds, recent actual sales or redemptions of shares of the investment fund, public to private liquidity discounts, expected future cash flows available to equity holders including the rate of return on those cash flows compared to an implied market return on equity required by market participants, or other uncertainties surrounding our ability to realize the full NAV of the investment fund.

Partnership Interests

For an investment in a partnership, we measure the fair value of our investment based on the NAV per share of the partnership or its equivalent as a practical expedient to measure an alternative investment at fair value consistent with the measurement principles of ASC 820, as amended by ASU No. 2009-12, Investments in Certain Entities that Calculate Net Asset Value per Share (or its Equivalent). We make this election on an investment-by-investment basis and apply consistently to our entire position in the investment, unless it is probable at the measurement date that we will sell all or a portion of our investment at an amount other than NAV per share.

For the three months ended September 30, 2016, there were no changes to our valuation techniques or to the types of unobservable inputs used in the valuation process compared to the year ended December 31, 2015. The levels of fair value inputs used to measure our investments are characterized in accordance with the fair value hierarchy established by ASC 820. Where inputs for an asset or liability fall in more than one level in the fair value hierarchy, the investment is classified in its entirety based on the lowest level input that is significant to that investment’s fair value measurement. We use judgment and consider factors specific to the investment in determining the significance of an input to a fair value measurement. Our policy is to recognize transfers in and out of levels as of the beginning of each reporting period. The three levels of the fair value hierarchy and investments that fall into each of the levels are described below:

•                                          Level 1: Level 1 inputs are unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•                                          Level 2: Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly.

•                                          Level 3: Level 3 inputs are unobservable and cannot be corroborated by observable market data.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

The following fair value hierarchy tables set forth our assets and liabilities that are measured at fair value on a recurring basis by level as of September 30, 2016 and December 31, 2015:

	September 30, 2016
	Level 1	Level 2	Level 3	Total
First Lien Senior Debt	$—	$—	$627	$627
Second Lien Senior Debt	—	456	520	976
Mezzanine Debt	—	—	375	375
Preferred Equity	—	—	127	127
Common Equity	—	—	670	670
Structured Products	—	—	369	369
Investments measured at NAV(1)	—	—	—	150
Investments at Fair Value	—	456	2,688	3,294
Other Assets	—	—	42	42
Long Term Incentive Plan Liability	—	—	(36)	(36)
Other Assets and Liabilities at Fair Value	—	—	6	6
Total	$—	$456	$2,694	$3,300

	December 31, 2015
	Level 1	Level 2	Level 3	Total
First Lien Senior Debt	$—	$57	$863	$920
Second Lien Senior Debt	—	445	490	935
Mezzanine Debt	—	—	604	604
Preferred Equity	—	—	606	606
Common Equity	—	—	1,405	1,405
Structured Products	—	—	418	418
Investments measured at NAV(1)	—	—	—	110
Investments at Fair Value	—	502	4,386	4,998
Other Assets	—	—	31	31
Derivative Agreements	—	(5)	—	(5)
Long Term Incentive Plan Liability	—	—	(34)	(34)
Other Assets and Liabilities at Fair Value	—	(5)	(3)	(8)
Total	$—	$497	$4,383	$4,990

(1)                                 In accordance with ASU No. 2015-07, Fair Value Measurement (Topic 820) - Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), certain investments that are measured at fair value using the NAV per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in our consolidated balance sheets.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

The following tables set forth the summary of changes in the fair value of investment assets and liabilities measured using Level 3 inputs for the three months ended September 30, 2016 and 2015:

	Senior Debt	Mezzanine Debt	Preferred Equity	Common Equity	Structured Products	Other Assets	Long Term Incentive Plan Liability	Total
Balances, July 1, 2016	$1,286	$418	$173	$1,227	$359	$41	$(32)	$3,472
Net realized (loss) gain(1)	(7)	24	1	310	(3)	—	—	325
Reversal of prior period net depreciation (appreciation) upon realization(2)	7	(25)	—	(310)	3	—	—	(325)
Net unrealized (depreciation) appreciation(2)(3)	(8)	35	7	19	28	—	(4)	77
Purchases(4)	8	10	(2)	5	—	3	—	24
Sales(5)	(32)	(6)	(54)	(582)	—	—	—	(674)
Settlements, net(6)	(107)	(81)	—	—	(18)	(2)	—	(208)
Effects of exchange rate changes	—	—	2	1	—	—	—	3
Balances, September 30, 2016	$1,147	$375	$127	$670	$369	$42	$(36)	$2,694

	Senior Debt	Mezzanine Debt	Preferred Equity	Common Equity	Structured Products	Other Assets	Long Term Incentive Plan Liability	Total
Balances, July 1, 2015	$1,029	$625	$644	$1,503	$726	$32	$(29)	$4,530
Net realized gain (loss)(1)	3	(3)	(58)	(6)	(2)	—	—	(66)
Reversal of prior period net depreciation upon realization(2)	—	3	63	3	1	—	—	70
Net unrealized (depreciation) appreciation(2)(3)	(10)	(8)	(30)	(26)	(51)	2	—	(123)
Purchases(4)	140	32	22	68	159	8	—	429
Sales(5)	(2)	(14)	(28)	(129)	(284)	—	—	(457)
Settlements, net(6)	(10)	(3)	—	6	(22)	(5)	—	(34)
Effects of exchange rate changes	1	1	2	1	—	—	(1)	4
Balances, September 30, 2015	$1,151	$633	$615	$1,420	$527	$37	$(30)	$4,353

(1)

Included in net realized gain (loss) in our consolidated statements of operations. Excludes gain (loss) on realized foreign currency transactions on American Capital other assets and liabilities that are denominated in a foreign currency and any tax benefit. Also, excludes realized loss from other assets and liabilities not measured at fair value.

(2)	Included in net unrealized (depreciation) appreciation in our consolidated statements of operations.
(3)

Excludes unrealized appreciation (depreciation) related to foreign currency translation for American Capital other assets and liabilities not measured at fair value that are denominated in a foreign currency.

(4)

Includes increases in the cost basis of investments resulting from new and add-on portfolio investments, the accrual or allowance of PIK interest or cumulative dividends and the amortization of discounts, premiums and closing fees.

(5)	Includes the proceeds from equity investments, collection of cumulative dividends, loan syndications and loan sales.
(6)

Includes principal repayments on debt investments, collection of PIK interest, collection of accreted loan discounts, the exchange of one or more existing securities for one or more new securities and net interest rate derivative periodic interest and termination payments.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

The following tables set forth the summary of changes in the fair value of investment assets and liabilities measured using Level 3 inputs for the nine months ended September 30, 2016 and 2015:

	Senior Debt	Mezzanine Debt	Preferred Equity	Common Equity	Structured Products	Other Assets	Long Term Incentive Plan Liability	Total
Balances, January 1, 2016	$1,353	$604	$606	$1,405	$418	$31	$(34)	$4,383
Net realized gain (loss)(1)	6	(10)	198	253	(7)	(3)	(12)	425
Reversal of prior period net (appreciation) depreciation upon realization(2)	(10)	1	(164)	(272)	29	—	12	(404)
Net unrealized appreciation (depreciation)(2)(3)	2	68	(7)	(160)	18	1	(14)	(92)
Purchases(4)	150	35	34	36	—	27	—	282
Sales(5)	(166)	(31)	(523)	(638)	(43)	—	—	(1,401)
Settlements, net(6)	(189)	(294)	(20)	43	(46)	(14)	12	(508)
Effects of exchange rate changes	1	2	3	3	—	—	—	9
Balances, September 30, 2016	$1,147	$375	$127	$670	$369	$42	$(36)	$2,694

	Senior Debt	Mezzanine Debt	Preferred Equity	Common Equity	Structured Products	Other Assets	Long Term Incentive Plan Liability	Derivative Agreements	Total
Balances, January 1, 2015	$1,217	$472	$462	$1,546	$583	$51	$(82)	$(74)	$4,175
Net realized (loss) gain(1)	(27)	(61)	(393)	(65)	(9)	—	(46)	45	(556)
Reversal of prior period net depreciation upon realization(2)	34	61	290	65	8	—	46	65	569
Net unrealized (depreciation) appreciation(2)(3)	(35)	(24)	57	(73)	(66)	—	(2)	(37)	(180)
Purchases(4)	383	109	226	141	428	8	—	—	1,295
Sales(5)	(159)	(41)	(84)	(194)	(286)	—	—	—	(764)
Settlements, net(6)	(237)	124	59	9	(128)	(22)	46	1	(148)
Effects of exchange rate changes	(23)	(7)	(2)	(9)	(3)	—	8	—	(36)
Transfers into Level 3(7)	3	—	—	—	—	—	—	—	3
Transfers out of Level 3(7)	(5)	—	—	—	—	—	—	—	(5)
Balances, September 30, 2015	$1,151	$633	$615	$1,420	$527	$37	$(30)	$—	$4,353

(1)

Included in net realized gain (loss) in our consolidated statements of operations. Excludes gain (loss) on realized foreign currency transactions on American Capital other assets and liabilities that are denominated in a foreign currency and any tax benefit. Also, excludes realized loss from other assets and liabilities not measured at fair value.

(2)	Included in net unrealized (depreciation) appreciation in our consolidated statements of operations.
(3)

Excludes unrealized appreciation (depreciation) related to foreign currency translation for American Capital other assets and liabilities not measured at fair value that are denominated in a foreign currency.

(4)

Includes increases in the cost basis of investments resulting from new and add-on portfolio investments, the accrual or allowance of PIK interest or cumulative dividends and the amortization of discounts, premiums and closing fees.

(5)	Includes the proceeds from equity investments, collection of cumulative dividends, loan syndications and loan sales.
(6)

Includes principal repayments on debt investments, collection of PIK interest, collection of accreted loan discounts, the exchange of one or more existing securities for one or more new securities and net interest rate derivative periodic interest and termination payments.

(7)

Investments were transferred into and out of Level 3 and Level 2 due to changes in the quantity and quality of inputs obtained to support the fair value of each investment. Our policy is to recognize transfers as of the first day of a reporting period for investments existing as of the end of the period.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Significant Unobservable Inputs

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of September 30, 2016:

	Fair			Range		Weighted
	Value	Valuation Techniques	Unobservable Inputs	Minimum	Maximum	Average
Enterprise Value Waterfall Methodology
Senior Debt	$322	Enterprise discounted cash flow	Discount rate	12%	43%	21%
			Terminal value growth rate	2%	10%	5%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	(25)%	(45)%
			Control premium	9%	16%	11%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	10%	(33)%
Mezzanine Debt	$361	Enterprise discounted cash flow	Discount rate	12%	35%	14%
			Terminal value growth rate	2%	4%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	(25)%	(44)%
			Control premium	9%	16%	11%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	10%	(24)%
Preferred Equity	$124	Enterprise discounted cash flow	Discount rate	7%	22%	14%
			Terminal value growth rate	1%	4%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	15%	(32)%
			Control premium	9%	17%	16%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	—%	(29)%
Common Equity	$670	Enterprise discounted cash flow	Discount rate	7%	43%	15%
			Terminal value growth rate	1%	10%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	(5)%	(27)%
			Control premium	12%	17%	17%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(30)%	10%	(2)%
Long Term Incentive Plan Liability	$(36)	Discounted cash flow	Discount rate	—%	—%	—%
			Premium or (discount) due to lack of control and marketability	—%	—%	—%

Market Yield Valuation Methodology
Senior Debt	$821	Discounted cash flow	Market yield	6%	13%	9%
			Estimated remaining life	0 yrs	4 yrs	4 yrs
Mezzanine Debt	$14	Discounted cash flow	Market yield	19%	27%	24%
			Estimated remaining life	3 yrs	4 yrs	3 yrs
Preferred Equity	$3	Discounted cash flow	Market yield	10%	10%	10%
			Estimated remaining life	4 yrs	4 yrs	4 yrs
Structured Products	$369	Discounted cash flow	Discount rate	6%	46%	16%
			Constant prepayment rate	25%	30%	26%
			Constant default rate	1%	7%	2%

Third-Party Vendor Pricing Service
Senior Debt	$4	Third-party vendor pricing	Bid/Ask	40	43	41

Total	$2,652

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of December 31, 2015:

	Fair			Range		Weighted
	Value	Valuation Techniques	Unobservable Inputs	Minimum	Maximum	Average
Enterprise Value Waterfall Methodology
Senior Debt	$409	Enterprise discounted cash flow	Discount rate	11%	40%	19%
			Terminal value growth rate	2%	10%	4%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(50)%	(15)%	(44)%
			Control premium	—%	15%	9%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	30%	(32)%
Mezzanine Debt	$468	Enterprise discounted cash flow	Discount rate	12%	35%	14%
			Terminal value growth rate	2%	4%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	30%	(35)%
			Control premium	9%	20%	13%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	10%	(24)%
Preferred Equity	$546	Enterprise discounted cash flow	Discount rate	9%	37%	17%
			Terminal value growth rate	2%	4%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	30%	(38)%
			Control premium	9%	20%	13%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	10%	(22)%
Common Equity	$1,405	Enterprise discounted cash flow	Discount rate	8%	40%	13%
			Terminal value growth rate	2%	10%	3%
		Public comparable companies	Premium or (discount) to multiples of comparable companies	(55)%	30%	17%
			Control premium	—%	20%	13%
		Sales of comparable companies	Premium or (discount) to multiples of comparable companies	(45)%	10%	(5)%
Long Term Incentive Plan Liability	$(34)	Discounted cash flow	Discount rate	11%	11%	11%
			(Discount) due to lack of control and marketability	(25)%	—%	(23)%

Market Yield Valuation Methodology
Senior Debt	$871	Discounted cash flow	Market yield	5%	15%	9%
			Estimated remaining life	1 yr	4 yrs	4 yrs
Mezzanine Debt	$136	Discounted cash flow	Market yield	14%	22%	16%
			Estimated remaining life	1 yr	4 yrs	2 yrs
Preferred Equity	$60	Discounted cash flow	Market yield	14%	15%	14%
			Estimated remaining life	1 yr	4 yrs	1 yr
Structured Products	$418	Discounted cash flow	Discount rate	5%	52%	19%
			Constant prepayment rate	30%	35%	31%
			Constant default rate	—%	2%	1%

Third-Party Vendor Pricing Service
Senior Debt	$73	Third-party vendor pricing	Bid/Ask	56	99	95

Total	$4,352

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

The following tables show the composition summaries of our investment portfolio at cost basis and fair value, excluding derivative agreements, as a percentage of total investments as of September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Cost
First Lien Senior Debt	19.3%	20.1%
Second Lien Senior Debt	27.1%	19.9%
Mezzanine Debt	10.7%	14.0%
Preferred Equity	7.8%	12.4%
Common Equity	21.4%	21.4%
Structured Products	13.7%	12.2%
Total	100.0%	100.0%

Fair Value
First Lien Senior Debt	19.0%	18.4%
Second Lien Senior Debt	29.6%	18.7%
Mezzanine Debt	11.4%	12.1%
Preferred Equity	3.9%	12.1%
Common Equity	24.9%	30.3%
Structured Products	11.2%	8.4%
Total	100.0%	100.0%

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

We use the Global Industry Classification Standards (“GICS®”) for classifying the industry groupings of our portfolio companies. The GICS® was developed by MSCI, an independent provider of global indexes and benchmark-related products and services, and Standard & Poor’s, an independent international financial data and investment services company and provider of global equity indexes. The following tables show the portfolio composition by industry grouping at cost and at fair value as a percentage of total investments as of September 30, 2016 and December 31, 2015. Our investments in CLO securities and derivative agreements are excluded from the table below. Our investments in commercial mortgages and commercial mortgage backed securities are classified in the Real Estate category.

	September 30, 2016	December 31, 2015
Cost
Capital Markets	14.1%	12.6%
Life Sciences Tools & Services	10.1%	9.2%
IT Services	8.9%	9.9%
Commercial Services & Supplies	8.6%	12.1%
Software	8.4%	4.2%
Household Durables	5.3%	4.1%
Diversified Financial Services	5.0%	3.0%
Diversified Consumer Services	4.7%	4.5%
Professional Services	3.9%	2.7%
Trading Companies & Distributors	3.1%	2.3%
Hotels, Restaurants & Leisure	2.8%	1.4%
Containers & Packaging	2.7%	1.9%
Internet Software & Services	2.5%	2.1%
Health Care Equipment & Supplies	2.3%	2.9%
Marine	2.0%	1.5%
Real Estate	1.8%	3.8%
Food & Staples Retailing	1.7%	0.7%
Specialty Retail	1.6%	0.9%
Aerospace & Defense	1.4%	1.8%
Distributors	0.9%	1.7%
Oil, Gas & Consumable Fuels	—%	2.3%
Health Care Providers & Services	—%	2.0%
Independent Power & Renewable Electricity Producers	—%	1.6%
Other	8.2%	10.8%
Total	100.0%	100.0%

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

	September 30, 2016	December 31, 2015
Fair Value
Capital Markets	15.6%	23.4%
IT Services	9.6%	9.1%
Life Sciences Tools & Services	9.3%	7.5%
Software	8.9%	4.1%
Commercial Services & Supplies	8.2%	9.3%
Household Durables	7.1%	4.3%
Diversified Financial Services	5.3%	2.9%
Professional Services	4.3%	2.7%
Trading Companies & Distributors	3.3%	2.2%
Containers & Packaging	2.9%	1.8%
Internet Software & Services	2.7%	1.8%
Hotels, Restaurants & Leisure	2.6%	1.3%
Marine	2.5%	—%
Diversified Consumer Services	1.8%	5.6%
Food & Staples Retailing	1.8%	0.7%
Auto Components	1.6%	1.0%
Insurance	1.6%	1.0%
Real Estate	1.5%	3.3%
Aerospace & Defense	1.4%	1.6%
Distributors	1.0%	1.9%
Health Care Equipment & Supplies	0.3%	1.5%
Health Care Providers & Services	—%	2.2%
Independent Power & Renewable Electricity Producers	—%	1.9%
Oil, Gas & Consumable Fuels	—%	1.8%
Other	6.7%	7.1%
Total	100.0%	100.0%

Note 5. Borrowings

Our borrowings, net of deferred financing costs, consisted of the following as of September 30, 2016 and December 31, 2015:

	September 30, 2016	December 31, 2015
Secured revolving credit facility due August 2016, $250 million commitment	$—	$167
Secured revolving credit facility due March 2017, $100 million commitment	—	272
Secured revolving credit facility due October 2016, $500 million commitment	—	33
Secured term loan due August 2017, net of discount	—	437
Unsecured Private Notes due September 2018, net of discount	—	344
Total	$—	$1,253

As discussed in Note 1, effective January 1, 2016, debt issuance costs associated with our borrowings, other than our revolving credit facilities, were reclassified as a direct deduction from the carrying amount of the related borrowing.

The daily weighted average debt balance, excluding deferred financing costs and discounts, for the three and nine months ended September 30, 2016 was $288 million and $720 million, respectively, compared to $2,315 million and $2,124 million, respectively, for the comparable periods in 2015. The weighted average interest rate on all of our borrowings, including amortization and write-off of deferred financing costs and discounts, for the three and nine months ended September 30, 2016 was 6.9% and 6.5%, respectively, compared to 3.7% and 3.6%, respectively, for the comparable periods in 2015. The weighted average interest

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

rate on all of our borrowings, excluding amortization of deferred financing costs and discounts, for the three and nine months ended September 30, 2016 was 6.5% and 4.9%, respectively, compared to 3.1% and 3.1%, respectively, for the comparable periods in 2015. The weighted average interest rate on all of our borrowings, excluding deferred financing costs and discounts, as of December 31, 2015 was 4.0%.

As of December 31, 2015, the aggregate fair value of our borrowings, excluding deferred financing costs and discounts, was $1,273 million. The fair values of our borrowings are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, and are measured using Level 3 inputs for our debt as of December 31, 2015. It assumes that the liability is transferred to a market participant at the measurement date and that the nonperformance risk relating to that liability is the same before and after the transfer. Nonperformance risk refers to the risk that the obligation will not be fulfilled and affects the value at which the liability is transferred. The fair value of our borrowings is valued at the closing market quotes as of the measurement date or estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any, based on a quantitative and/or qualitative evaluation of our credit risk.

Unsecured Private Notes

On September 20, 2013, we entered into an indenture with U.S. Bank National Association, as Trustee (“Trustee”), relating to the issuance and sale by us of $350 million in aggregate principal amount of senior unsecured five-year notes (“Private Notes”), for proceeds of $342 million, net of underwriters’ discounts. The Private Notes were sold in a private offering to qualified institutional buyers under Rule 144A and outside of the United States pursuant to Regulation S of the Securities Act of 1933, as amended. The Private Notes had a fixed interest rate of 6.50% and were scheduled to mature in September 2018.

On July 1, 2016, we provided notice to the Trustee of our election to redeem all of the Private Notes. The Private Notes were redeemed on September 15, 2016 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 101.625% of the principal amount thereof, plus accrued and unpaid interest on the Private Notes to, but excluding, the Redemption Date. We recorded a loss on debt extinguishment of $9 million as a result of writing off the deferred debt issuance costs and discount in conjunction with repaying the outstanding amounts under the Private Notes at the Redemption Price.

Secured Term Loan Facility

On February 26, 2014, we entered into an amendment (the “Amendment”) to the amended secured term loan facility under our Senior Secured Term Loan Credit Agreement, dated as of August 23, 2013, with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Secured Term Loan Facility”).

The Amendment reduced the interest rate on the Secured Term Loan Facility, which had an outstanding principal balance of $450 million as of the closing date, from LIBOR plus 3.00%, with a LIBOR floor of 1.00%, to LIBOR plus 2.75%, with a LIBOR floor of 0.75%. The Amendment also extended the Secured Term Loan Facility’s maturity date by one year to August 2017.

In accordance with FASB ASC Subtopic No. 470-50, Modifications and Extinguishments, $447 million of debt exchanged with the same lenders met the criterion for and was accounted as a modification of debt. Existing unamortized deferred financing costs and discount attributable to the modification of the Secured Term Loan Facility of $9 million will be amortized into interest expense over the life of the Secured Term Loan Facility using the effective interest method, while fees paid to other third-party advisors of $1 million were expensed.

On July 1, 2016, we terminated the Secured Term Loan Facility. The outstanding balance under the Secured Term Loan Facility was repaid in full in connection with the termination. We did not incur any early termination fees or penalties as a result of the termination of the Secured Term Loan Facility. We recorded a loss on debt extinguishment of $3 million as a result of writing off the deferred debt issuance costs and discount.

$250 Million Revolving Credit Facility

On August 22, 2012, we obtained a four-year $250 million secured revolving credit facility (the “$250 Million Revolving Credit Facility”), which bore interest at a rate per annum equal to LIBOR plus 3.75%.

On August 22, 2015, the commitments under the $250 Million Revolving Credit Facility terminated. As a result, the outstanding balance under the $250 Million Revolving Credit Facility was repayable ratably over the final 12 months until the maturity date on August 22, 2016. On June 22, 2016, the $250 Million Revolving Credit Facility was repaid in full and terminated.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

$1.25 Billion Revolving Credit Facility

On June 27, 2014, ACAS Funding I, LLC, a wholly-owned financing subsidiary, obtained a $750 million secured revolving credit facility with Bank of America, N.A. On March 6, 2015, the commitments under the existing $750 million secured revolving credit facility were increased by $500 million to $1.25 billion (the “$1.25 Billion Revolving Credit Facility”). In addition to the commitment increase, the maturity date of the facility was extended to March 6, 2017. On June 9, 2016, the $1.25 Billion Revolving Credit Facility was terminated. We recorded interest expense of $4 million as a result of writing off the deferred debt issuance costs.

$500 Million Revolving Credit Facility

On October 30, 2014, ACAS Funding II, LLC, a wholly-owned financing subsidiary, obtained a $500 million secured revolving credit facility (the “$500 Million Revolving Credit Facility”), with Deutsche Bank AG. The $500 Million Revolving Credit Facility was scheduled to mature in October 2016 and had an interest rate per annum equal to LIBOR plus 1.60%. On January 6, 2016, the $500 Million Revolving Credit Facility was repaid in full and terminated. We recorded interest expense of $1 million as a result of writing off the deferred debt issuance costs.

Note 6. Stock Options

We have stock option plans which provide for the granting of options to employees and non-employee directors to purchase shares of common stock at a price of not less than the fair market value of the common stock on the date of grant. Stock options granted under the employee stock option plans vest over either a three or five year period and may be exercised for a period of no more than ten years from the date of grant. Options granted under these plans may be either incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. As required by the 1940 Act, we are restricted from issuing awards to our employees and non-employee directors to the extent that the amount of voting securities that would result from the exercise of all such awards at the time of issuance exceeds 20% of our outstanding voting securities. As of September 30, 2016, there were 3.6 million shares available to be granted under the employee stock option plans and in accordance with the 1940 Act restrictions.

Our shareholders approved non-employee director stock option plans in 1998, 2000, 2006, 2007, 2008, 2009 and 2010 and we subsequently received orders from the SEC authorizing such plans. Stock options granted under the non-employee director stock option plans are non-qualified stock options that vest over a three year period and may be exercised for a period of no more than ten years from the date of grant. As of September 30, 2016, there were no shares available to be granted under the non-employee director stock option plans. No employee or non-employee director stock options were granted during the three and nine months ended September 30, 2016 and 2015.

During the first quarter of 2014, we concluded that our Chief Executive Officer had been granted stock options in excess of the individual employee limits established in certain of our stock option plans. These stock option grants were made during fiscal years 2010, 2011 and 2012. As a result, the stock option grants in excess of the individual limits in any stock option plan have been considered null and void. The communication of the voided stock option grants to our Chief Executive Officer resulted in a financial obligation under U.S. GAAP to provide equity compensation commensurate with the terms of the voided stock option grants in return for services to be performed by our Chief Executive Officer during the option vesting periods. During the second quarter of 2014, pursuant to the Deferred Plan, an award of $10 million was granted to our Chief Executive Officer that partially settled this financial obligation. During the first quarter of 2015, an award of $7 million was granted to our Chief Executive Officer that settled the remainder of this financial obligation. These grants were funded with shares of common stock from the Trust that had previously been forfeited by former employees prior to being fully vested in their shares.

Due to changes in the composition of our investment portfolio and market conditions, we conducted strategic reviews of our business which resulted in workforce reductions of our employees. In conjunction with the restructuring, the vesting of any unvested stock options held by impacted employees as of the date of their separation was accelerated, and the employees were given a period of up to one year from their separation date, or less if the expiration of the option was within one year from their separation date, to exercise all outstanding options. During the nine months ended September 30, 2016 and 2015, in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, the acceleration of 0.8 million and 1.0 million, respectively, of unvested stock options was accounted for as a modification and resulted in additional stock-based compensation expense of approximately $2 million and $4 million, respectively, related to additional workforce reductions.

During the three and nine months ended September 30, 2016, we recorded stock-based compensation expense attributable to our stock options of $2 million and $10 million, respectively. During the three and nine months ended September 30, 2015, we

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

recorded stock-based compensation expense attributable to our stock options of $4 million and $14 million, respectively. Stock-based compensation expense was recognized only for options expected to vest, using an estimated forfeiture rate based on historical experience.

Note 7. Deferred Compensation Plan

We have a non-qualified deferred compensation plan (the “Deferred Plan”) for the purpose of granting cash bonus awards to our employees. The Compensation, Corporate Governance and Nominating Committee is the administrator of the Deferred Plan. The Deferred Plan is funded through a trust (the “Trust”) which is administered by a third-party trustee. The Compensation, Corporate Governance and Nominating Committee determines cash bonus awards to be granted under the Deferred Plan and the terms of such awards, including vesting schedules. The cash bonus awards are invested by the Trust in our common stock by purchasing shares in the open market. Awards vest contingent on the employee’s continued employment or the achievement of performance goals, if any, as determined by the Compensation, Corporate Governance and Nominating Committee. The Trust provides certain protections of its assets from events other than claims against our assets in the case of bankruptcy. The assets and liabilities of the Trust are consolidated in the accompanying consolidated financial statements. Shares of our common stock held by the Trust are accounted for as treasury stock in the accompanying consolidated balance sheets.

The Deferred Plan does not permit diversification and the cash bonus awards must be settled by the delivery of a fixed number of shares of our common stock. The awards under the Deferred Plan are accounted for as grants of unvested stock. We record stock-based compensation expense based on the fair market value of our stock on the date of grant. The compensation cost for awards with service conditions is recognized using the straight-line attribution method over the requisite service period. The compensation cost for bonus awards with performance and service conditions is recognized using the accelerated attribution method over the requisite service period. During the three and nine months ended September 30, 2016, there were no grants under the Deferred Plan. During the three and nine months ended September 30, 2015, cash bonus awards of $1 million and $11 million, respectively, were granted under the Deferred Plan.

As discussed in Note 6, during the first quarter of 2014, we concluded that our Chief Executive Officer had been granted $2.6 million of cash bonus awards in fiscal year 2007 in excess of the annual individual employee limit established in the Deferred Plan. As a result, the $2.6 million of cash bonus awards have been considered null and void. The communication of the $2.6 million of excess cash bonus awards to our Chief Executive Officer resulted in a financial obligation under U.S. GAAP to provide equity compensation commensurate with the terms of the cash bonus awards in return for services to be performed by our Chief Executive Officer during the award vesting period. During the second quarter of 2014, pursuant to the Deferred Plan, an award of $10 million was granted to our Chief Executive Officer that partially settled this financial obligation. During the first quarter of 2015, an award of $7 million was granted to our Chief Executive Officer that settled the remainder of this financial obligation. These grants were funded with shares of common stock from the Trust that had previously been forfeited by former employees prior to being fully vested in their shares.

During the three and nine months ended September 30, 2016, we recorded stock-based compensation expense of $1 million and $4 million, respectively, attributable to the Deferred Plan. During the three and nine months ended September 30, 2015, we recorded stock-based compensation expense of $1 million and $6 million, respectively, attributable to the Deferred Plan.

Long Term Incentive Plan Liability

European Capital has issued restricted mandatorily redeemable preferred shares (“Redeemable Preferred Shares”) to participating employees of subsidiary companies of its manager, European Capital Asset Management Limited (“ECAM”), a wholly owned subsidiary of ACAM, under Long Term Incentive Plans (the “Plans”) for an issue price determined at the time of issuance. The Plans have a 5-year vesting period. The Redeemable Preferred Shares are subdivided into subclasses of shares. The redemption value of each sub-class of Redeemable Preferred Shares is calculated using a predetermined formula and is based on the net liquidity proceeds, as defined in the Plans, on the exit of specifically referenced investments of European Capital in excess of certain hurdle rates. The Plans have annual calculation and redemption dates through December 31, 2018 and March 1, 2019, respectively, for sub-classes A, B and C and December 31, 2023 and March 1, 2024, respectively, for sub-classes D, E and F. Redeemable Preferred Shares related to specifically referenced investments not exited at the final annual calculation dates will be redeemed after the receipt of subsequent net liquidity proceeds or, if specifically referenced investments that remain outstanding on January 1, 2020 for sub-classes A, B and C and January 1, 2025 for sub-classes D, E and F, will be redeemed based on the realizable value of the remaining referenced investments. European Capital elected to recognize the Redeemable Preferred Shares at fair value in accordance with FASB ASC Topic 825, Financial Instruments.

The holders of the Redeemable Preferred Shares have no rights to participate in or receive notice of any general meeting

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

of European Capital and the shares are generally not transferable. The Redeemable Preferred Shares have no rights to receive dividends. During the nine months ended September 30, 2016 and 2015, a portion of the Redeemable Preferred Shares were redeemed and European Capital realized losses of $12 million and $46 million, respectively, associated with the redemptions, which was fully offset by reversals of unrealized depreciation of $12 million and $46 million, respectively, which is included in net realized gain (loss) and net unrealized (depreciation) appreciation in our consolidated statements of operations.

The fair value of the Redeemable Preferred Shares as of September 30, 2016 and December 31, 2015 is calculated using the net present value of the estimated future cash flows of the underlying European Capital investments with discounts applied for equity risk, liquidity risk, credit risk, minority interests, lack of marketability and a forfeiture rate. The fair value of the Redeemable Preferred Shares as of September 30, 2016 and December 31, 2015 was $36 million and $34 million, respectively. The fair value of the underlying European Capital investments as of September 30, 2016 and December 31, 2015 was $277 million and $367 million, respectively.

There were no shares issued or redeemed for the three months ended September 30, 2016 and 2015. The following tables summarize the number of shares issued and redeemed (in thousands) for the three months ended March 31, 2016 and 2015:

	Sub-Class A	Sub-Class B	Sub-Class C	Sub-Class D	Sub-Class E	Sub-Class F	Total
Balance, December 31, 2015	344	345	491	100	100	100	1,480
Shares Issued	—	—	—	—	—	—	—
Shares Redeemed	(69)	(69)	(98)	(10)	(10)	(10)	(266)
Balance, March 31, 2016	275	276	393	90	90	90	1,214

	Sub-Class A	Sub-Class B	Sub-Class C	Sub-Class D	Sub-Class E	Sub-Class F	Total
Balance, December 31, 2014	412	413	589	100	100	100	1,714
Shares Issued	—	—	—	—	—	—	—
Shares Redeemed	(68)	(68)	(98)	—	—	—	(234)
Balance, March 31, 2015	344	345	491	100	100	100	1,480

In October 2016, as a result of the exit of all specifically referenced investments related to sub-class C shares, we accelerated the redemption of all sub-class C shares. The redemption value of sub-class C shares was €13.8 million, of which €7.4 million was distributed in October 2016 and the remaining €6.4 million will be distributed in the first quarter of 2017.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Note 8. Net Operating Income and Net Earnings Per Common Share

The following table sets forth the computation of basic and diluted net operating income and net earnings per common share for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Numerator for basic and diluted net operating income per common share	$34	$75	$154	$192
Numerator for basic and diluted net earnings (loss) per common share	$141	$(37)	$167	$40
Denominator for basic weighted average common shares	214.9	267.7	222.2	270.4
Employee stock options and awards	10.2	—	6.7	10.8
Denominator for diluted weighted average common shares	225.1	267.7	228.9	281.2
Basic net operating income per common share	$0.16	$0.28	$0.69	$0.71
Diluted net operating income per common share	$0.15	$0.28	$0.67	$0.68
Basic net earnings (loss) per common share	$0.66	$(0.14)	$0.75	$0.15
Diluted net earnings (loss) per common share	$0.63	$(0.14)	$0.73	$0.14

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of stock options, unvested employee stock awards and contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic EPS and diluted EPS are computed using the same number of weighted average shares for the three months ended September 30, 2015 as we incurred a net loss for that period.

Stock options and unvested shares under our deferred compensation plan of 3.4 million and 13.4 million for the three and nine months ended September 30, 2016, respectively, and 36.9 million and 6.2 million for the three and nine months ended September 30, 2015, respectively, were not included in the computation of diluted EPS either because the respective exercise or grant prices are greater than the average market value of the underlying stock or their inclusion would have been anti-dilutive, as determined using the treasury stock method.

Note 9. Shareholders’ Equity

Our common stock activity for the nine months ended September 30, 2016 and 2015 was as follows:

	Nine Months Ended September 30,
	2016	2015
Common stock outstanding at beginning of period	242.6	266.9
Issuance of common stock under stock option plans	2.4	8.3
Repurchase of common stock	(32.7)	(16.2)
Distribution of common stock held in deferred compensation trust	1.5	0.6
Common stock outstanding at end of period	213.8	259.6

Share Repurchase Program

Our Board of Directors authorized the purchase of $600 million to $1 billion of common stock through June 30, 2016 at prices per share below 85% of our most recent quarterly NAV per share, subject to certain conditions. We entered into a Rule 10b5-1 trading plan to undertake accretive share repurchases on a non-discretionary basis up to the $1 billion limit. On May 16, 2016, our Board of Directors suspended the share repurchase program for an indefinite period, and under the May 23, 2016

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Agreement and Plan of Merger (the “Merger Agreement”) with Ares Capital Corporation, a Maryland corporation (“Ares Capital”) and certain of its affiliates described in Note 15 below, we agreed to make no further repurchases of our common stock.

During the nine months ended September 30, 2016, we repurchased a total of 32.7 million shares of our common stock in the open market for $477 million at an average price of $14.58 per share. During the three and nine months ended September 30, 2015, we repurchased a total of 9.7 million shares and 16.2 million shares, respectively, of our common stock in the open market for an aggregate price of $135 million and $227 million, respectively, at an average price of $13.82 per share and $14.02 per share, respectively.

Note 10. Income Taxes

As a taxable corporation under Subchapter C of the Code, we are subject to federal and applicable state corporate income taxes on our taxable ordinary income and capital gains. However, we estimate that for income tax purposes, we had both net operating loss carryforwards and net long-term capital loss carryforwards as of September 30, 2016. Our tax fiscal year ends on September 30.

We file a consolidated federal income tax return with eligible corporate subsidiaries, including portfolio companies in which we hold 80% or more of the outstanding equity interest measured by both vote and fair value. As a result, we have entered into a tax sharing agreement under which members of the consolidated tax group are compensated for losses and other tax benefits by members that are able to use those losses and tax benefits on their pro forma stand-alone federal income tax return.

As of September 30, 2016, our deferred tax asset was $664 million, our deferred tax liability was $42 million, our valuation allowance was $366 million and our net deferred tax asset was $256 million.

We estimate the expected tax character of recognition of the reversal of the timing differences that give rise to the deferred tax assets and liabilities as either ordinary or capital income. However, the ultimate tax character of the deferred tax asset or liability may change from our estimated classification based on the ultimate form of recognition of the timing difference. As of September 30, 2016, we believe that it is more likely than not that we will have future ordinary income to realize the majority of our ordinary deferred tax assets and therefore did not record a valuation allowance against these ordinary deferred tax assets except for a significant portion of our net operating losses (“NOL”) generated in New York City which we expect will expire unutilized and the basis differences of the company’s investment in European Capital. As of September 30, 2016, we have recorded a $11 million valuation allowance against a $12 million deferred tax asset related to $144 million of NOLs generated in New York City and $141 million valuation allowance against a $143 million deferred tax asset related to the basis differences from our investment in European Capital.

We continue to maintain a valuation allowance against a significant portion of our capital deferred tax assets. During the three months ended September 30, 2016, we realized a capital loss on our equity investment in European Capital for tax purposes. We believe it is not more likely than not that we will be able to utilize this loss in its entirety and therefore have established a valuation allowance against this loss. As of September 30, 2016, our capital deferred tax assets were $220 million. As of September 30, 2016, we believe that it is more likely than not that we will be able to utilize $15 million of these capital deferred tax assets and therefore we have established a partial valuation allowance of $205 million against certain capital deferred tax assets.

We continue to assess our ability to realize our existing capital deferred tax assets. We believe that due to the recent decision to sell certain investments, these investments that had previously been determined to be long-lived assets will provide a source of taxable income to realize certain capital deferred tax assets. As such, we believe it is more likely than not that we will be able to utilize a portion of our capital deferred tax assets associated with taxable income from the sale of these investments.

Assessing the recoverability of a deferred tax asset requires management to make estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows from investments and operations, the character of expected income or loss as either capital or ordinary, and the application of existing tax laws in each jurisdiction. To the extent that future cash flows or the amount or character of taxable income differ significantly from these estimates, our ability to realize the deferred tax assets could be impacted.

Effective January 1, 2016, we elected to early adopt the provisions of ASU 2016-09. The cumulative effect of the adoption was an increase to the beginning balance of shareholders’ equity of $16 million due to the recognition of a deferred tax asset for excess tax benefits associated with the share based compensation that was unrecorded in previous tax years. The deferred tax asset is ordinary in nature and we believe that it is more likely than not that we will have future sufficient ordinary income to utilize the deferred tax asset. Therefore, we did not establish a valuation allowance against this portion of the ordinary deferred tax asset.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

A reconciliation of the provision for income taxes computed at the U.S. federal statutory corporate income tax rate and our effective tax rate for the three and nine months ended September 30, 2016 and 2015 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Tax on net earnings computed at federal statutory tax rate	$45	$(11)	$46	$43
State taxes, net of federal tax benefit	9	—	12	6
Valuation allowance	73	22	63	(16)
Change in state tax rate	—	—	—	8
Dividends received deduction	(2)	(2)	(9)	(6)
Tax basis difference in consolidated members	4	—	(2)	—
Earnings of European Capital	(8)	—	(18)	10
Capital loss on investment in European Capital	(140)	—	(140)	—
Capital loss carry forward expiration	7	—	7	—
Gain on tax consolidation of portfolio companies	(2)	—	1	—
Capital gain on tax deconsolidation of subsidiary	—	—	—	35
Other	1	(4)	5	3
Total (benefit) provision for income taxes	$(13)	$5	$(35)	$83

We recognize tax benefits of uncertain tax positions only when the position is more likely than not to be sustained assuming examination by tax authorities. There has been no change in the amount of unrecognized tax benefits as of December 31, 2015. We do not reasonably expect any material changes to the unrecognized tax benefits within the next twelve months.

Note 11. Commitments and Contingencies

In the normal course of business, we enter into contractual agreements that facilitate transactions or provide general indemnifications against losses, costs, claims and liabilities arising from the performance of our obligations under such agreements. We have not had any claims nor made any payments pursuant to such agreements. We cannot estimate the maximum potential exposure under these arrangements as this would involve future claims that may be made against us that have not yet occurred. However, based on our experience, we expect the risk of any material loss to us to be remote.

We are a party to certain legal proceedings incidental to the normal course of our business, including the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot at this time be predicted with certainty, we do not expect that these proceedings will have a material effect on our financial condition or results of operations.

Loan and Financing Agreements

As of September 30, 2016, we had commitments under loan and financing agreements to fund up to $72 million to 14 portfolio companies. These commitments are primarily composed of working capital credit facilities, acquisition credit facilities and subscription agreements. The commitments are generally subject to the borrowers meeting certain criteria such as compliance with covenants and availability under borrowing base thresholds. The terms of the borrowings and financings subject to commitment are comparable to the terms of other loan and equity securities in our portfolio. As of September 30, 2016, European Capital and its affiliates had commitments of $45 million to fund European Capital UK SME Debt LP and $75 million to fund European Capital Private Debt LP (“ECAS Private Debt”). In addition, as of September 30, 2016, ACAM had a commitment of $111 million to American Capital Equity III, LP, which is expected to be funded by an equity investment from American Capital. See Note 13 to our interim consolidated financial statements included in this Form 10-Q for further discussion of ACAM’s American Capital Equity III, LP’s commitment.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Note 12. Significant Subsidiaries

We have determined that for the nine months ended September 30, 2016, certain of our unconsolidated portfolio companies have met the conditions of a significant subsidiary under Rule 1-02(w) of Regulation S-X. Accordingly, pursuant to Rule 10-01(b)(1) of Regulation S-X, aggregate summarized income statement information for the nine months ended September 30, 2016 and 2015 has been included as follows:

	Nine Months Ended September 30,
	2016	2015
Total revenue	$745	$880
Total operating expenses	$688	$759
Net operating income	$57	$121
Net income	$27	$92

Note 13. Asset Sales

On July 1, 2016, European Capital closed on a transaction to sell 100% of its investment in seven European portfolio companies to European Capital Private Equity 1 (“ECPE 1”) for an aggregate consideration of €90 million ($99 million). ECPE 1 is a predominantly third-party private equity fund focused on investing in French companies in the lower middle market. We do not have an investment in ECPE 1; however, employees of a subsidiary of ACAM are limited partners of the fund and are committed to invest 1% of the aggregate capital commitments of the fund. ECPE 1 is managed by a subsidiary of ACAM for an annual management fee of 1.50% on the aggregate drawdown investor commitments plus any leverage commitments, with a maturity date of June 30, 2021, unless extended or terminated earlier. During the three months ended September 30, 2016, $99 million of cash proceeds were received, realizing a loss of $46 million, which was partially offset by a reversal of unrealized depreciation of $44 million.

ECAS Private Debt is a private debt fund that closed during the second quarter of 2015 with €318 million of capital commitments, of which €165 million was committed by European Capital and its affiliates. The ECAS Private Debt fund provides debt financing to mid-market companies in Europe, primarily through unitranche, second lien and mezzanine financing, with secondary purchases of senior loans on an opportunistic basis. During the fourth quarter of 2015, the ECAS Private Debt fund had an additional closing of €69 million which increased the total capital commitments to €387 million. Upon its final closing in April 2016, the ECAS Private Debt fund raised an additional €86 million which increased the investment capacity of the fund to €473 million. The fund will have a three year investment period and a subsidiary of ACAM manages the ECAS Private Debt fund for an annual management fee of 1.50% on deployed capital. The ECAS Private Debt fund will be dissolved on March 19, 2025, unless extended. In April 2015, European Capital sold €162 million ($175 million) of investments at their approximate fair value in 9 portfolio companies to the ECAS Private Debt fund. European Capital received €158 million ($170 million) for the sale of these assets and recognized a realized loss of €4 million ($5 million). As of September 30, 2016, European Capital’s investment in the ECAS Private Debt fund had a cost basis and fair value of $111 million and $115 million, respectively. As of September 30, 2016, European Capital had an unfunded commitment of €66 million ($75 million) to the ECAS Private Debt fund.

On April 28, 2014, we completed a $1.1 billion private placement of partnership interests in American Capital Equity III, LP (“ACE III” or “the Fund”), a new private equity fund focused on investing in U.S. companies in the lower middle market. Concurrent with the private placement, we entered into a Contribution and Redemption Agreement with the Fund pursuant to which we agreed to contribute 100% of our equity and equity-related investments in seven portfolio companies to the Fund and to provide the Fund with an option to acquire our equity investment in WRH, Inc. (the “Equity Option”), in exchange for partnership interests in the Fund. Collectively, the eight portfolio companies (including WRH, Inc., assuming the Equity Option is exercised) comprise the Secondary Portfolio for ACE III. On April 1, 2015, the Equity Option was exercised by the Fund for the exercise price of $24 million. The Fund’s aggregate $1.1 billion capital commitment includes a commitment of $200 million from ACAM for Primary Investments, of which $111 million was undrawn as of September 30, 2016.

On July 1, 2016, American Capital Mortgage Management, LLC (“ACMM”) was sold. See Note 15 to our interim consolidated financial statements included in this Form 10-Q for further discussion.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Note 14. Related Party Transactions

As a BDC, we are required by law to make available significant managerial assistance to our eligible portfolio companies. Such assistance typically involves providing guidance and counsel concerning the management, operations and business objectives and policies of the portfolio company to its management and board of directors, including participating on the company’s board of directors. As of September 30, 2016, we had board seats on 19 companies in our investment portfolio. Providing assistance to the companies in our investment portfolio serves as an opportunity for us to maximize their value.

The following table shows the operating revenue from our control investments, as defined under the 1940 Act for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Revenue - Control Investments
Interest and dividend income	$25	$84	$182	$210
Fee income	$6	$10	$31	$38

American Capital Asset Management

Our fund management business is conducted through ACAM. In general, ACAM provides investment management services through consolidated subsidiaries that enter into management agreements with each of its managed funds. In addition, American Capital or ACAM may invest directly into these funds and earn investment income from its investments in those funds. Under the management agreements, ACAM’s responsibilities include, but are not limited to, sourcing, analyzing and executing investments and asset sales, delivering financial and compliance reports to investors in the funds under management, administering the daily business and affairs of the funds under management and performing other asset management duties. We have entered into service agreements with ACAM to provide it with additional asset management and administrative services support. Through these agreements, we provide investment advisory and oversight services to ACAM, as well as access to our employees, infrastructure, business relationships, management expertise and capital raising capabilities. During the three and nine months ended September 30, 2016, we recognized operating revenues from our investment in ACAM of $3 million and $74 million, respectively, and $34 million and $103 million, respectively, for the comparable periods in 2015. The decrease in operating revenues from our investment in ACAM for the three and nine months ended September 30, 2016 over the comparable periods in 2015 was primarily due to the sale of ACMM on July 1, 2016 and one-time transaction costs of $7 million related to the sale. During the three and nine months ended September 30, 2016, we received an additional $17 million and $24 million, respectively, of dividends from ACAM, which were recorded as a reduction to the cost basis of our investment in ACAM and $3 million and $9 million, respectively, for the comparable periods in 2015.

During the first quarter of 2016, we transferred to ACAM 100% of our equity investments in ACEI Singapore Holdings Private LTD, BMR Energy LLC, Hollyhock Limited and Taiba Wind Energy, LLC. As of September 30, 2016, the cost basis and fair value of these transferred investments was $74 million and $94 million, respectively.

European Capital

As discussed in Note 1 to these consolidated financial statements, we consolidated our investment in European Capital effective October 1, 2014. ACAM, through its subsidiary, ECAM, acts as the investment manager to European Capital. Under ACAM’s investment management agreement with European Capital, ACAM is entitled to receive an annual management fee of 2% of the weighted average monthly consolidated gross asset value of all the investments at fair value of European Capital, an incentive fee equal to 100% of the net earnings in excess of a return of 8% but less than a return of 10%, and 20% of the net earnings thereafter. The investment management agreement with European Capital was amended to waive the incentive fee for 2011, 2012, 2013 and 2014. During the first quarter of 2015, the investment management agreement with European Capital was amended to cancel the incentive fee for 2015 and going forward. The management fee charged by ACAM for the three and nine months ended September 30, 2016 was $2 million and $6 million, respectively, and $3 million and $11 million, respectively, for the comparable periods in 2015.

As discussed in Note 7 to these consolidated financial statements, European Capital has issued Redeemable Preferred Shares to employees of ECAM as part of long-term employee incentive plans. These shares are redeemable by European Capital based on the aggregate returns on investments made after January 1, 2012 and are treated as mandatorily redeemable preferred stock in

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

our consolidated balance sheets in accordance with FASB ASC Topic 480, Distinguishing Liabilities from Equity. The fair value of the Redeemable Preferred Shares as of September 30, 2016 and December 31, 2015 was $36 million and $34 million, respectively. During the nine months ended September 30, 2016 and 2015, a portion of the Redeemable Preferred Shares were redeemed and European Capital realized losses of $12 million and $46 million, respectively, associated with the redemptions, which was fully offset by reversals of unrealized depreciation of $12 million and $46 million, respectively, which is included in net realized gain (loss) and net unrealized (depreciation) appreciation in our consolidated statements of operations.

Note 15. Acquisition of American Capital

On May 23, 2016, we entered into the Merger Agreement with Ares Capital, under which Ares Capital will acquire American Capital in a cash and stock transaction (the “Acquisition”). As of May 20, 2016, the last full trading day prior to the announcement of the Acquisition, the transaction had an implied value of approximately $4.0 billion, or $17.40 per fully diluted share of our common stock. As of September 30, 2016, the transaction had an implied value of approximately $4.0 billion, or $17.55 per fully diluted share of our common stock based on the trading price of Ares Capital’s common stock.

Upon the completion of the Acquisition, each share of our common stock issued and outstanding immediately prior to the effective time of the Acquisition will be converted into the right to receive from Ares Capital, in accordance with the Merger Agreement, (i) $6.41 per share in cash consideration, (ii) stock consideration at the fixed exchange ratio of 0.483 shares, par value $0.001 per share, of Ares Capital’s common stock (subject to the payment of cash instead of fractional shares) (the “Exchange Ratio”), (iii) $275 million of cash consideration, or $1.20 per share of American Capital’s common stock and (iv) $2.45 per share in cash, or $562 million, which amount represents the per share cash consideration paid to American Capital pursuant to the sale of ACMM, a wholly owned subsidiary of ACAM to American Capital Agency Corp. (“AGNC”).

Additionally, depending on the effective time of the Acquisition, each share of American Capital’s common stock issued and outstanding immediately prior to the effective time of the transaction will be converted into the right to receive, if any, the make-up dividend amount. The make-up dividend amount would equal (A) if the closing occurs after the record date with respect to Ares Capital’s dividend payable with respect to the fourth quarter of 2016, 37.5% of the Exchange Ratio times Ares Capital’s dividend for such quarter, plus (B) if the closing occurs after the record date with respect to Ares Capital’s dividend payable with respect to the first quarter of 2017, 75% of the Exchange Ratio times Ares Capital’s dividend for such quarter, plus (C) if the closing occurs after the record date with respect to Ares Capital’s dividend for any subsequent quarter, 100% of the Exchange Ratio times Ares Capital’s dividend for such quarter. The Exchange Ratio was fixed on the date of the Merger Agreement, and is not subject to adjustment based on changes in the trading price of Ares Capital’s or American Capital’s common stock before the closing of the transaction. Based on the fully diluted number of shares of our common stock outstanding on the date of the Merger Agreement, the above would result in approximately 110.8 million of Ares Capital’s shares being exchanged for approximately 229.3 million outstanding shares of our common stock, subject to adjustment in certain limited circumstances.

While there can be no assurances as to the exact timing, or that the transaction will be completed at all, Ares Capital has indicated that it expects to complete the transaction as early as the first week of January 2017. The completion of the transaction is subject to certain conditions, including, among others, our stockholder approval, Ares Capital stockholder approval, required regulatory approvals (including from certain regulatory authorities), receipt of certain third-party consents, including third-party consents from certain investment funds managed by ACAM and its subsidiaries representing at least 75% of the aggregate assets under management of all such funds as of March 31, 2016 and other customary closing conditions.

Additionally, on May 23, 2016, Ares Capital entered into an agreement with Ares Capital Management LLC, its investment adviser (the “Transaction Support Agreement”) in connection with the Acquisition. Under the terms of the Transaction Support Agreement, Ares Capital’s investment adviser will (i) provide $275 million of cash consideration, or $1.20 per share of American Capital’s common stock (as referenced above), payable to American Capital stockholders in accordance with the terms and conditions set forth in the Merger Agreement at closing and (ii) waive, for each of the first ten calendar quarters beginning with the first full calendar quarter after the closing of the Acquisition, the lesser of $10 million of income based fees and the amount of income based fees for such quarter, in each case, to the extent earned and payable by Ares Capital in such quarter pursuant to and as calculated under Ares Capital’s investment advisory and management agreement. The financial support contemplated by the Transaction Support Agreement is conditioned upon completion of the Acquisition, which is subject to the closing conditions described above.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

(in millions, except per share data)

Sale of American Capital Mortgage Management, LLC

Concurrently with the execution of the Merger Agreement, on May 23, 2016, we entered into a Purchase and Sale Agreement (the “Mortgage Manager Purchase Agreement”) with ACAM, ACMM and AGNC. ACMM is the parent company of both American Capital AGNC Management, LLC, the external manager of AGNC, and American Capital MTGE Management, LLC, the external manager of American Capital Mortgage Investment Corp. Immediately prior to the closing, as defined in the Mortgage Manager Purchase Agreement, our $35 million debt investment in ACMM was settled by ACMM in connection with an equity contribution from ACAM to ACMM. On July 1, 2016, pursuant to the terms of the Mortgage Manager Purchase Agreement, AGNC acquired from ACAM all of the issued and outstanding limited liability company interests in ACMM for a purchase price of $562 million, or $2.45 per diluted share.

During the three months ended September 30, 2016, we recognized a net realized gain of $386 million on the sale of ACMM, which is recorded in the net realized gain (loss) section in our consolidated statements of operations. This was fully offset by a reversal of unrealized appreciation of $386 million, which is recorded in the net unrealized (depreciation) appreciation section in our consolidated statements of operations.